                                                                   EXHIBIT 10.12


                     ***AGREEMENT AND PLAN OF ACQUISITION***



                        AGREEMENT AND PLAN OF ACQUISITION

                                  BY AND AMONG

                            BACKWEB TECHNOLOGIES LTD.

                               BACKWEB CANADA INC.

                                  LANACOM INC.

                                       AND

                                  ANTHONY DAVIS


                            DATED AS OF JULY 1, 1997

                                         TABLE OF CONTENTS


                                                                                              PAGE
                                                                                              ----
ARTICLE I - THE PLAN OF ACQUISITION..............................................................2

        1.1    The Amalgamation..................................................................2
        1.2    Closing Time......................................................................2
        1.3    Effect of the Amalgamation........................................................2
        1.4    Directors and Officers............................................................2
        1.5    Effect on Lanacom Common Shares...................................................2
        1.6    Adjustments in the Aggregate Share Number.........................................4
        1.7    Net Liabilities Adjustment after Closing Date.....................................5
        1.8    Dissenting Shares.................................................................7
        1.9    Escrow............................................................................7
        1.10   Surrender of Certificates.........................................................8
        1.11   No Further Ownership Rights in Lanacom Common Shares..............................9
        1.12   Lost, Stolen or Destroyed Certificates............................................9
        1.13   BackWeb Parent Special Voting Share...............................................9
        1.14   Taking of Necessary Action; Further Action.......................................10
        1.15   Accounting Treatment.............................................................10
        1.16   Support Agreement between BackWeb Parent and the Surviving Corporation...........10
        1.17   Voting and Exchange Trust Agreement..............................................10

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF LANACOM
             AND THE FOUNDER ...................................................................10

        2.1    Organization, Standing and Power.................................................10
        2.2    Capital Structure of Lanacom and its Subsidiaries................................11
        2.3    Authority, Conflicts, Consents...................................................12
        2.4    Lanacom Financial Statements.....................................................13
        2.5    Absence of Undisclosed Liabilities...............................................14
        2.6    No Changes.......................................................................14
        2.7    Tax Matters......................................................................16
        2.8    Restrictions on Business Activities..............................................18
        2.9    Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment ..18
        2.10   Intellectual Property............................................................18
        2.11   Agreements, Contracts and Commitments............................................20
        2.12   Interested Party Transactions....................................................22
        2.13   Governmental Authorization.......................................................22
        2.14   Litigation.......................................................................22
        2.15   Accounts Receivable..............................................................22
        2.16   Minute Books.....................................................................23
        2.17   Environmental Matters............................................................23


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


                                TABLE OF CONTENTS
                                   (CONTINUED)


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
        2.18   Brokers' and Finders' Fees.......................................................23
        2.19   Employee Benefit Plans and Compensation..........................................23
        2.20   Proprietary Information Agreements...............................................25
        2.21   Insurance........................................................................26
        2.22   Compliance with Laws.............................................................26
        2.23   Complete Copies of Materials.....................................................26
        2.24   Representations Complete.........................................................26
        2.25   Disclosure Schedule..............................................................26

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF  BACKWEB
              PARENT AND BACKWEB CANADA ........................................................27

        3.1    Organization, Standing and Power.................................................27
        3.2    Capital Structure of BackWeb Parent and its Subsidiaries.........................27
        3.3    Authority, Conflicts, Consents...................................................28
        3.4    Financial Statements.............................................................29
        3.5    Absence of Certain Changes.......................................................29
        3.6    Absence of Undisclosed Liabilities...............................................30
        3.7    Intellectual Property............................................................30
        3.8    Litigation.......................................................................30
        3.9    Brokers' and Finders' Fees.......................................................30
        3.10   Compliance with Laws.............................................................31
        3.11   Representations Complete.........................................................31
        3.12   Disclosure Schedule..............................................................31

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME................................................31

        4.1    Conduct of Business of Lanacom.  ................................................31
        4.2    No Solicitation..................................................................33

ARTICLE V - ADDITIONAL AGREEMENTS...............................................................34

        5.1    Access to Information............................................................34
        5.2    Confidentiality..................................................................34
        5.3    Expenses.........................................................................35
        5.4    Public Disclosure................................................................35
        5.5    Consents.........................................................................35
        5.6    Legal Requirements...............................................................35
        5.7    Notification of Certain Matters..................................................36
        5.8    Shareholders Agreements..........................................................36


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


                                         TABLE OF CONTENTS
                                            (CONTINUED)

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                                                                                              ----
        5.9    Further Assurances...............................................................36
        5.10   BackWeb Parent Options...........................................................36
        5.11   Appointment of Director to BackWeb Parent Board of Directors.....................36
        5.13   Registration Rights..............................................................37

ARTICLE VI - CONDITIONS TO THE AMALGAMATION.....................................................38

        6.1    Conditions to Obligations of Each Party to Effect the Amalgamation.  ............38
        6.2    Additional Conditions to Obligations of Lanacom..................................39
        6.3    Additional Conditions to the Obligations of BackWeb Parent.  ....................40

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW ...............................41

        7.1    Survival of Representations and Warranties.......................................41
        7.2    Escrow Arrangements..............................................................42

ARTICLE VIII - CERTAIN RIGHTS OF BACKWEB PARENT TO ACQUIRE
               EXCHANGEABLE SHARES..............................................................51

        8.1    BackWeb Parent Liquidation Call Right............................................51
        8.2    BackWeb Parent Redemption Call Right.............................................52
        8.3    Withholding Rights...............................................................53

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER .................................................54

        9.1    Termination......................................................................54
        9.2    Effect of Termination............................................................55
        9.3    Amendment........................................................................55
        9.4    Extension; Waiver................................................................55

ARTICLE X - GENERAL PROVISIONS..................................................................55

        10.1   Notices..........................................................................55
        10.2   Interpretation...................................................................58
        10.3   Counterparts.....................................................................58
        10.4   Entire Agreement; Assignment.....................................................58
        10.5   Severability.....................................................................58
        10.6   Other Remedies...................................................................58
        10.7   Governing Law....................................................................58
        10.8   Rules of Construction............................................................59


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



                                INDEX OF EXHIBITS


Exhibit        Description
-------        -----------
Exhibit A      Form of Amalgamation Agreement

Exhibit B      Form of Articles of Amalgamation

Exhibit C      Provisions for the Special Voting share

Exhibit D      Form of Support Agreement

Exhibit E      Form of Voting and Exchange Trust Agreement

Exhibit F      Form of Shareholder Agreement

Exhibit G      Form of BackWeb Shareholders' Agreement

Exhibit H      Form of Employment and Non-Competition Agreement

Exhibit I      Form of Legal Opinion of Israeli Counsel to BackWeb Parent

Exhibit J      Form of Legal Opinion of Counsel to Lanacom




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



                        AGREEMENT AND PLAN OF ACQUISITION


        This AGREEMENT AND PLAN OF ACQUISITION (the "Agreement") is made and entered into as of July 1, 1997 by and among (i) BackWeb Technologies Ltd., a company organized under the laws of Israel (the "BackWeb Parent"), (ii) BackWeb Canada, Inc., a corporation incorporated under the laws of Ontario ("BackWeb Canada"), (iii) Lanacom Inc., a corporation organized under the laws of Ontario, ("Lanacom") and (iv) Anthony Davis, the founder, President and principal shareholder of Lanacom (the "Founder").


                                    RECITALS

        A. The Boards of Directors of each of BackWeb Parent, BackWeb Canada and Lanacom believe it is in the best interests of each company and their respective shareholders that BackWeb Parent acquire Lanacom through the amalgamation of BackWeb Canada and Lanacom (the "Amalgamation"; the corporation continuing from such Amalgamation shall be referred to herein as the "Surviving Corporation") and, in furtherance thereof, have approved the Amalgamation.

        B. Pursuant to the Amalgamation, among other things, all of the issued and outstanding common shares of Lanacom ("Lanacom Common Shares") shall be exchanged for Class A Shares of the Surviving Corporation ("Class A Shares"), which Class A Shares will immediately thereafter be changed into exchangeable non-voting shares of the Surviving Corporation ("Exchangeable Shares") pursuant to articles of amendment to be filed by the Surviving Corporation (the "Articles of Reorganization") in accordance with the terms and subject to the conditions set forth in this Agreement. Each Exchangeable Share shall thereafter be exchangeable in accordance with its terms and the terms and conditions set forth in a Voting and Exchange Trust Agreement (as defined in Section 1.17 herein) to be entered into pursuant hereto, for one ordinary share of BackWeb Parent (a "BackWeb Parent Ordinary Share"). To the extent that Lanacom has other outstanding securities at the Closing Time (as defined below) representing rights to acquire Lanacom Common Shares or other voting securities ("Other Lanacom Securities"), all such rights under such Other Lanacom Securities shall become rights to acquire Class A Shares and, subsequently, Exchangeable Shares, in accordance with this Agreement.

        C. A portion of the Exchangeable Shares otherwise deliverable by the Surviving Corporation to the holders of Lanacom Shares in connection with the transactions contemplated hereunder shall be placed in escrow, the release of which shall be contingent upon certain events and conditions.

        D. BackWeb Parent, BackWeb Canada, Lanacom and the Founder desire to make certain representations and warranties and other agreements in connection with the Amalgamation.

        NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                             THE PLAN OF ACQUISITION

        1.1 The Amalgamation. At the Closing Time (as defined in Section 1.2 below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Business Corporations Act (Ontario) (the "Act") BackWeb Canada and Lanacom shall be amalgamated in order to create the Surviving Corporation.

        1.2 Closing Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Amalgamation (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following the later of (a) satisfaction or waiver of the conditions set forth in
Article VI, and (b) ten (10) business days following the date of this Agreement at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is expressly agreed to in writing by BackWeb Parent and Lanacom. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Amalgamation to be consummated by (i) executing and delivering an agreement (the "Amalgamation Agreement") substantially in the form attached hereto as Exhibit A, duly completed in accordance with this Agreement, and (ii) filing Articles of Amalgamation with the Director under the Act in the form attached as Exhibit B hereto (the "Articles of Amalgamation"), in accordance with the relevant provisions of the Act (the time that such Articles of Amalgamation become effective under the Act being referred to herein as the "Closing Time").

        1.3 Effect of the Amalgamation. At the Closing Time, the effect of the Amalgamation shall be as provided under Section 179 of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Closing Time, the separate corporate existence of each of BackWeb Canada and Lanacom shall cease, all the property, rights, privileges, powers and franchises of BackWeb Canada and Lanacom shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of BackWeb Canada and Lanacom shall become the debts, liabilities, obligations and duties of the Surviving Corporation. The name of the Surviving Corporation shall be "BackWeb Canada Inc."

        1.4 Directors and Officers. The directors of the Surviving Corporation immediately after the Closing Time shall be the individuals identified as directors of the Surviving Corporation in the Amalgamation Agreement.

        1.5 Effect on Lanacom Common Shares. Subject to the terms and conditions of this Agreement, as of the Closing Time, by virtue of the Amalgamation and without any action on the part of BackWeb Canada, Lanacom or the holder of any Lanacom Common Shares, and immediately



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



thereafter, upon the filing of the Articles of Reorganization by the Surviving Corporation, in each case as more fully described below, the following shall occur:

               (a)    Definitions.

                      (i) Aggregate Common Number. The "Aggregate Common Number" shall mean the aggregate number of Lanacom Common Shares and other voting securities outstanding immediately prior to the Closing Time.

                      (ii) Aggregate Option Number. The "Aggregate Option Number" shall mean the aggregate number of Lanacom Common Shares and other voting securities issuable upon conversion or exercise of all Other Lanacom Securities outstanding immediately prior to the Closing Time, whether or not such Other Lanacom Securities shall then be vested and exercisable.

                      (iii) Fully Diluted Common Number. The "Fully Diluted Common Number" shall mean, without duplication, the sum of (y) the Aggregate Common Number and (z) the Aggregate Option Number.

                      (iv) Aggregate Share Number or Amalgamation Consideration. The "Aggregate Share Number" or "Amalgamation Consideration" shall consist of an aggregate of _________ Class A Shares to be changed into _________ Exchangeable Shares (subject to adjustment to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the BackWeb Parent Ordinary Shares and subject to adjustment pursuant to Sections 1.6 and 5.10 hereof).

                      (v) Exchange Ratio. The "Exchange Ratio" shall mean the quotient obtained by dividing (y) the ______________________ by (z) the _____
_____________________.

                      (vi) Escrow Amount. The "Escrow Amount" shall consist of an aggregate of _________ Exchangeable Shares (being 30% of the Aggregate Share Number) as adjusted pursuant to Section 7.2(d)(iv)).

                      (vii) Proportionate Escrow Interest. The "Proportionate Escrow Interest" applicable to each holder of record of Lanacom Common Shares (each, a "Holder in Escrow") as of immediately prior to the Closing Time, shall mean the quotient obtained by _____________________________.

               (b) Exchange of Lanacom Common Shares for Class A Shares. Upon the Amalgamation each Lanacom Common Share issued and outstanding immediately prior to the Closing Time (other than any Dissenting Shares (as defined in and to the extent provided in Section 1.8)) will automatically be exchanged for that number of Class A Shares equal to the Exchange Ratio (as defined in Section 1.5(a) above).

               (c) Change of Class A Shares into Exchangeable Shares. Immediately following the amalgamation and the exchange of Lanacom Common Shares for Class A Shares pursuant to paragraph (b) above, the Surviving Corporation shall file the Articles of Reorganization and, pursuant thereto, each Class A Share issued upon the Amalgamation shall immediately be changed without further action on the part of any holder of Class A Shares, into one Exchangeable Share.

               (d) Delivery of Exchangeable Shares; Escrow. Upon the issuance of the Exchangeable Shares in accordance with paragraph (c) above, that number of Exchangeable Shares equal to the Escrow Amount shall be placed in escrow in accordance with Section 1.9 and Article VII hereof to be distributed in accordance with Article VII hereof, and all other Exchangeable Shares shall be distributed to the registered holders thereof (being the registered holders of the Lanacom Common Shares exchanged for Class A Shares upon the Amalgamation which were changed into such Exchangeable Shares upon the filing of the Articles of Reorganization) and certificates representing such Exchangeable Shares shall be delivered to such holders in accordance with section 1.10.

               (e) Other Lanacom Securities. At the Closing Time, all Other Lanacom Securities shall continue to have, and be subject to, the same terms and conditions of such Other Lanacom Securities immediately prior to the Closing Time, except that (A) each Other Lanacom Security shall be exercisable for that whole number of Class A Shares equal to the product of the number of Lanacom Common Shares that were issuable upon exercise of such Other Lanacom Security immediately prior to the Closing Time multiplied by the Exchange Ratio (as defined in Section 1.5 above), rounded up to the nearest whole number of Class A Shares, (B) the per share exercise price for Class A Shares issuable upon exercise of such Other Lanacom Security shall be equal to the quotient determined by dividing the exercise price per Lanacom Common Share at which such Other Lanacom Security was exercisable immediately prior to the Closing Time by the Exchange Ratio, rounded down to the nearest whole cent. Immediately following the Closing Time and upon the filing of the Articles of Reorganization, the right to receive Class A Shares upon exercise of such Other Lanacom Securities shall become a right to receive the same number of Exchangeable Shares, and the Surviving Corporation will issue to each holder of outstanding Other Lanacom Securities a document evidencing the foregoing changes to such Other Lanacom Securities.

               (f) Fractional Shares. No fraction of a Class A Share shall be issued, but in lieu thereof, the number of Class A Shares issuable to any holder of Lanacom Common Shares shall be rounded up to the nearest whole Class A Share, after aggregating all fractional Class A Shares to be received by such holder.

        1.6 Adjustments in the Aggregate Share Number. The Aggregate Share Number shall be subject to adjustment on the Closing Date as provided in this
Section 1.6.

               (a) Preliminary Balance Sheet. On the date being five (5) days prior to the Closing Date, Lanacom shall deliver a balance sheet of Lanacom, as of June 30, 1997 (as adjusted to reflect (x) the exercise of outstanding Lanacom Warrants for Lanacom Common Shares, or the expiration or cancellation of the Lanacom Warrants and (y) the exchange of outstanding Lanacom indebtedness for Lanacom Common Shares, in each case pursuant to the Pre-Closing Reorganization (as defined in Section 2.2(a)(iii) hereof), at any time from June 30, 1997 to Closing), prepared by Lanacom in consultation with Lanacom's auditors and BackWeb Parent (the "Preliminary Balance Sheet"). The

Preliminary Balance Sheet shall be prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") consistent with the basis of accounting and procedures and methods employed by Lanacom in preparing the Lanacom Financial Statements.

               (b) Definition of Net Asset Value. "Net Asset Value" shall mean the aggregate of all tangible assets of Lanacom, including cash, net accounts receivable (less (without duplication) allowances for doubtful accounts), any amounts receivable in respect of an anticipated tax credit or return, net value of inventory (adjusted for all applicable write-downs and write-offs) and prepaid expenses, less all liabilities of any kind, including, but not limited to, accounts payable, royalties payable, warranty and other reserves, accrued bonuses, accrued vacation, employee expense obligations, deferred revenue and all other liabilities to the extent that such liabilities shall be required to be reflected in accordance with Canadian GAAP.

               (c) Adjustment on Closing Date. In the event that the Net Asset Value as set forth on the Preliminary Balance Sheet (the "Preliminary Net Asset Value") is more negative than US$(_______), then the Aggregate Share Number shall be reduced (reflecting the parties' agreement that one-third of the risk of such event shall be borne by the shareholders of Lanacom and two-thirds of the risk shall be borne by BackWeb Parent) by a number of Class A Shares equal to one-third of the quotient obtained by dividing (y) the sum of the Preliminary Net Asset Value plus US$_______ by (z) the value of the BackWeb Parent Ordinary Shares on the Closing Date, US$____ per share.

        1.7 Net Liabilities Adjustment after Closing Date. The Aggregate Share Number shall be subject to adjustment after the Closing Date as provided in this Section 1.7, but only to the extent of any differences between the Preliminary Balance Sheet and the Final Balance Sheet so as not to duplicate any adjustment in the Aggregate Share Number effected pursuant to Section 1.6.

               (a) Final Closing Balance Sheet. As soon as practicable (but in no event later than 60 days) after the Closing Date, the Surviving Corporation will prepare and cause to be audited by Ernst & Young LLP, independent auditors (or such other independent auditors as are selected by BackWeb Parent), and the Surviving Corporation will deliver to BackWeb Parent and the Agent (as defined in Article VII), a balance sheet of Lanacom, as of June 30, 1997 (as adjusted to reflect (x) the exercise of outstanding Lanacom Warrants for Lanacom Common Shares, or the expiration or cancellation of the Lanacom Warrants and (y) the exchange of outstanding Lanacom indebtedness for Lanacom Common Shares, in each case pursuant to the Pre-Closing Reorganization (as defined in Section 2.2(a)(iii) hereof), at any time from June 30, 1997 to Closing), (the "Final Balance Sheet"). The Final Balance Sheet shall be prepared in accordance with Canadian GAAP consistent with the basis of accounting and procedures and methods employed by Lanacom in preparing the Lanacom Financial Statements. During the conduct of such audit, the Surviving Corporation shall cooperate in all respects with the independent auditors for the purpose of completing the Final Balance Sheet. In addition, the Surviving Corporation and the independent auditors shall be available for periodic inquiry by BackWeb Parent and the Agent, and the independent auditors will answer such questions as BackWeb Parent or the Agent may have and provide such additional schedules and materials as BackWeb Parent or the Agent may reasonably request in order to permit a meaningful review of the Final Balance Sheet.

               (b) Adjustment Pursuant to Final Balance Sheet. In the event that the Net Asset Value as set forth on the Final Balance Sheet (the "Final Net Asset Value") is more negative than

US$_________ and is more negative than the Preliminary Net Asset Value, then the Aggregate Share Number shall be reduced (reflecting the parties' agreement that one-third of the risk of such event shall be borne by the shareholders of Lanacom and two-thirds of the risk shall be borne by BackWeb Parent) by a number of Exchangeable Shares equal to one-third of the quotient obtained by dividing
(y) the difference between the lesser of (i) US$_________ and the Preliminary Net Asset Value and (ii) the Final Net Asset Value by (z) the value of the BackWeb Parent Ordinary Shares on the Closing Date, US$____ per share. BackWeb Parent shall provide written notice of such deficiency to the Escrow Agent pursuant to the provisions of Section 7.2(d). This reduction in the Aggregate Share Number shall be effected by the delivery by the Escrow Agent to the Surviving Corporation of such specified number of Exchangeable Shares remaining in the Escrow Fund pursuant to the escrow claim procedures set forth in such
Section 7.2(d), for cancellation by the Surviving Corporation for no consideration.

               (c) Disputes. At any time within 30 days following the delivery of the Final Balance Sheet to BackWeb Parent and the Agent (the "Review Period"), BackWeb Parent or the Agent may dispute any amounts reflected or not reflected on the Final Balance Sheet to the extent the net effect of all such disputed amounts in the aggregate would affect the Net Asset Value, but only on the basis that such amounts were not arrived at in accordance with Section 1.7; each of BackWeb Parent and the Agent will notify the other in writing of each such disputed item, and will specify the amount thereof in dispute, not later than the expiration of the Review Period. If BackWeb and the Agent are able to resolve all the disputed items, then the Final Balance Sheet agreed upon by BackWeb and the Agent will be final, binding and conclusive on the parties hereto. If BackWeb and the Agent are unable to resolve any disputed item and are therefore unable to agree as to the Final Balance Sheet and the resultant Final Net Asset Value within 20 days following the expiration of the Review Period, then within 10 days thereafter either BackWeb Parent or the Agent may elect that the items remaining in dispute be submitted for resolution to a nationally recognized accounting firm (the member of which who will be primarily responsible for resolving such disputes will have had substantial auditing experience and substantial experience in arbitration or other dispute resolution proceedings concerning accounting issues) selected by mutual agreement of BackWeb Parent and the Agent (or failing such agreement between BackWeb Parent and the Agent, as selected by mutual agreement between BackWeb Parent's independent accountants and Lanacom's independent accountants (prior to the Amalgamation), or failing such agreement between BackWeb Parent's and Lanacom's respective independent accounts, appointed by the American Arbitration Association) (the "Accountants"). The Accountants will, within 30 days after submission, determine, based solely on presentations by BackWeb Parent and the Agent (and their representatives) and not by independent review, and render a written report to the parties upon, such remaining disputed items and the resultant calculation of the Final Balance Sheet and the Final Net Asset Value in accordance with the provisions hereof, and such report and the resultant Final Balance Sheet will be final, binding and conclusive on the parties hereto. In resolving any disputed item, the Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees and disbursements of the Accountants (and of the American Arbitration Association, if any) (a) will be paid by the Surviving Corporation, and BackWeb Parent shall be deemed to have incurred a Loss under Article VII equal to the amount thereof, if the Final Net Asset Value finally determined pursuant to this Section 1.7 shall be less than US$10,000 greater than the Final Net Asset Value reflected on the Final Balance Sheet originally submitted pursuant to Section 1.7, or (b) will be borne by BackWeb Parent with no deemed Loss under Article VII hereof, if the Final Net Asset Value finally determined pursuant to this Section 1.7 is more than US$______ greater than the Net Asset Value amount reflected on the Final Balance Sheet originally submitted pursuant to Section 1.7 hereof. BackWeb Parent, the Surviving Corporation and the Agent hereby agree to cooperate and work in good faith and as expeditiously as reasonably possible to resolve any and all Final Balance Sheet disputes.

        1.8    Dissenting Shares.

               (a) Notwithstanding any provision of this Agreement to the contrary, any Lanacom Common Shares held by a holder who has exercised dissent rights for such shares in accordance with Section 185 of the Act and who, as of the Closing Time, has not effectively withdrawn or lost such dissent rights ("Dissenting Shares"), shall not be exchanged for Class A Shares pursuant to
Section 1.5, but the holder thereof shall only be entitled to such rights as are granted by Section 185 of the Act.

               (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissent rights, then, as of the later of Closing Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Class A Shares as provided in Section 1.5(b) (and, upon the change thereof pursuant to the Articles of Reorganization under Section 1.5(c), Exchangeable Shares), without interest thereon, upon surrender of the certificate representing such shares, subject to the conditions set forth below and throughout this Agreement, including without limitation the escrow provisions set forth in Section 1.9 and
Article VII hereof.

               (c) Lanacom shall give BackWeb Parent (i) prompt notice of any exercise of dissent rights received by Lanacom pursuant to the applicable provisions of Section 185 of the Act and (ii) the opportunity to participate in all negotiations and proceedings with respect thereto. Lanacom shall not, except with the prior written consent of BackWeb Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such exercise of dissent rights. To the extent that BackWeb Parent or Lanacom makes any payment or payments in respect of any Dissenting Shares, BackWeb Parent shall be deemed to have incurred a Loss under Article VII hereof equal to (x) the aggregate amount by which such payment or payments exceed the aggregate Amalgamation Consideration that otherwise would have been payable in respect of such Dissenting Shares plus (y) one-half of the aggregate fees and expenses (including reasonable attorneys' fees and expenses) incurred by BackWeb Parent or the Surviving Corporation in connection with calculating, settling or litigating the amount of, or making, any such payment.

        1.9 Escrow. Promptly after the Closing Time and upon the issuance of the Exchangeable Shares pursuant to Section 1.5(c), the Surviving Corporation shall deposit Exchangeable Shares constituting the Escrow Amount into an escrow account pursuant to Article VII below. The portion of the Escrow Amount contributed on behalf of each Holder in Escrow shall be nearly as may be practical in proportion to the product of (x) the aggregate number of Exchangeable Shares constituting the Escrow Amount times (y) such holder's Proportionate Escrow Interest (as defined in Section 1.5).

        1.10   Surrender of Certificates.

               (a) Exchange Agent. The Surviving Corporation or such other party mutually agreed by the parties shall act as exchange agent in the Amalgamation (the "Exchange Agent").

               (b) Surviving Corporation to Provide Exchangeable Shares. Promptly after the Closing Time, the Surviving Corporation shall make available to the Exchange Agent, for exchange in accordance with this Article I, the aggregate number of Exchangeable Shares outstanding following the change (pursuant to the Articles of Reorganization) of the Class A Shares issuable pursuant to Section 1.5 in exchange for outstanding Lanacom Common Shares; provided that (i) no Exchangeable Shares shall be deposited in respect of Lanacom Common Shares as to which dissent rights have been exercised and not withdrawn under Section 1.8 and (ii) the Surviving Corporation shall deposit into escrow on behalf of the holders of Lanacom Common Shares a number of Exchangeable Shares equal to the Escrow Amount.

               (c) Exchange Procedures. As soon as reasonably practicable after the Closing Time, the Surviving Corporation shall cause to be delivered, to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Closing Time represented outstanding Lanacom Common Shares whose shares were exchanged for Class A Shares upon the Amalgamation and changed into Exchangeable Shares pursuant to Section 1.5, (i), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as BackWeb Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Exchangeable Shares. No certificates shall be issued by the Surviving Corporation in respect of any Class A Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such agent or agents as may be appointed by BackWeb Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Exchangeable Shares issued to such holder pursuant to Section 1.5 (subject to the escrow provisions of Section
1.9 and Article VII) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Closing Time, represented Lanacom Common Shares, will be deemed from and after the Closing Time, to evidence only the right to receive Exchangeable Shares in respect of each such share (subject to the escrow provisions of Section 1.9 and Article VII).

               (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Exchangeable Shares declared or made after the Closing Time and with a record date after the Closing Time will be paid to the holder of any unsurrendered Certificate with respect to the Exchangeable Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Exchangeable Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Closing Time theretofore payable with respect to such whole number of Exchangeable Shares.

               (e) Transfers of Ownership. If any certificate for Exchangeable Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and shall otherwise appear in proper form for transfer and that the person requesting such exchange will have paid to BackWeb Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Exchangeable Shares in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of BackWeb Parent or any agent designated by it that such tax has been paid or is not payable.

               (f) No Liability. Notwithstanding anything to the contrary in this Section 1.10, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Lanacom Common Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.11 No Further Ownership Rights in Lanacom Common Shares. All Class A Shares issued upon the Amalgamation in exchange for Lanacom Common Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Lanacom Common Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Lanacom Common Shares which were outstanding immediately prior to the Closing Time. If, after the Closing Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I (subject to the escrow provisions of Article VII).

        1.12 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit in a form satisfactory to BackWeb Parent and the Exchange Agent of that fact by the holder thereof, such amount as may be required pursuant to Section 1.5; provided, however, that BackWeb Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of any such lost, stolen or destroyed Certificates to deliver a bond in such sum as BackWeb Parent may reasonably direct as indemnity against any claim that may be made against BackWeb Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.13   BackWeb Parent Special Voting Share.

               (a) Prior to the Closing Time, BackWeb Parent shall amend its Articles of Association to create the BackWeb Special Preferred Share (the "Special Voting Share") having the terms and conditions set out in Exhibit C.

               (b) Immediately following the Amalgamation and contemporaneously with the filing of the Articles of Reorganization in accordance with subsection 1.5(c), BackWeb Parent shall issue one Special Voting Share to The Trust Company of the Bank of Montreal as trustee to be held by it in trust for the benefit of the holders from time to time of Exchangeable Shares (other than BackWeb Parent) in accordance with the provisions of the Voting and Exchange Trust Agreement (as defined in Section 1.17 hereof).

        1.14 Taking of Necessary Action; Further Action. If, at any time after the Closing Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Lanacom and BackWeb Canada or to vest BackWeb Parent with control in the Surviving Corporation, the officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

        1.15 Accounting Treatment. The Amalgamation is intended to be accounted for by BackWeb Parent using the purchase method of accounting in accordance with United States generally accepted accounting principles ("US GAAP").

        1.16 Support Agreement between BackWeb Parent and the Surviving Corporation. Immediately following the Amalgamation, BackWeb Parent and the Surviving Corporation shall enter into a Support Agreement substantially in the form attached hereto as Exhibit D (the "Support Agreement"), pursuant to which BackWeb Parent shall agree among other things and subject to certain conditions, to issue one BackWeb Parent Ordinary Share in exchange for each Surviving Corporation Exchangeable Share. For so long as any Exchangeable Shares remain outstanding, the parties agree to comply with all of the terms of the Support Agreement and not to amend the Support Agreement without the written consent of the Agent (as defined in Section 7.2(f)).

        1.17 Voting and Exchange Trust Agreement. Immediately following the Amalgamation, BackWeb Parent, the Surviving Corporation and the trustee thereunder shall enter into a Voting and Exchange Trust Agreement substantially in the form attached hereto as Exhibit E (the "Voting and Exchange Trust Agreement"), providing for the exercise of voting rights in BackWeb Parent by holders of Exchangeable Shares and certain other matters.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF LANACOM AND THE FOUNDER

        Except as disclosed in a document of even date herewith and delivered by Lanacom and the Founder to BackWeb Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Lanacom Disclosure Schedule"), Lanacom and the Founder, jointly and severally, represent and warrant to BackWeb Parent as follows:

        2.1 Organization, Standing and Power. Each of Lanacom, Lanacom Europe Limited, a company organized under the laws of the United Kingdom ("Lanacom Europe"), and Lanacom (US) Inc., a Delaware corporation ("Lanacom US" and together with Lanacom Europe, the "Lanacom Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Lanacom and the Lanacom Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. Lanacom has delivered a true and correct copy of the Articles and Bylaws or other charter documents, as applicable, of Lanacom and each of the Lanacom Subsidiaries, each as amended to date, to BackWeb Parent. Neither Lanacom nor any of the Lanacom Subsidiaries is in violation of any of the provisions of its Articles or Bylaws (or equivalent organizational documents).


        2.2    Capital Structure of Lanacom and its Subsidiaries.

               (a)    Lanacom.

                      (i) The authorized capital of Lanacom consists of an unlimited number of Lanacom Common Shares, of which _________ are issued and outstanding, and an unlimited number of Preference Shares, none of which is issued or outstanding. There are no other outstanding shares of capital stock or voting securities. Special Warrants to purchase an aggregate of _________ Lanacom Common Shares (the "Lanacom Special Warrants") are outstanding; Common Share Warrants to purchase an aggregate of _______ Lanacom Common Shares (the "Lanacom Common Warrants") are outstanding; Developer Warrants to purchase an aggregate of _______ Lanacom Common Shares (the "Lanacom Developer Warrants") are outstanding; Lanacom has reserved an aggregate of _______ Lanacom Common Shares for issuance to employees pursuant to its stock option plans (the "Lanacom Option Plans"), and options to purchase an aggregate of _______ Lanacom Common Shares are outstanding pursuant to such Lanacom Option Plans (the "Lanacom Employee Options"); and Broker Options to purchase an aggregate of _______ Lanacom Common Shares (the "Lanacom Broker Options" and together with the Lanacom Special Warrants, the Lanacom Common Warrants, the Lanacom Developer Warrants, and the Lanacom Employee Options, the "Lanacom Warrants") are outstanding. There are no Other Lanacom Securities outstanding, and at the Closing there will be no Other Lanacom Securities outstanding, except for Lanacom Warrants. All outstanding Lanacom Common Shares and Lanacom Warrants are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles or Bylaws of Lanacom or any agreement to which Lanacom is a party or by which it is bound. The Company has reserved an aggregate of _________ Common Shares for issuance upon the exercise of the Lanacom Warrants.

                      (ii) Except as described in Section 2.2 of the Lanacom Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character other than the Lanacom Warrants to which Lanacom is a party or by which it is bound obligating Lanacom to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Lanacom or obligating Lanacom to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The terms of each of the Lanacom Warrants will cause the rights of the holders thereof to expire if not exercised prior to the Closing Time or will permit the assumption or substitution of options or warrants, as applicable, to purchase Class A Shares upon the Amalgamation and Exchangeable Shares upon the filing of the Articles of Reorganization as provided in this Agreement, without the consent or approval of the holders of such securities, holders of Lanacom Common Shares, or otherwise as follows: the Lanacom Special Warrants and Lanacom Broker Options will either be exercised by their holders for Lanacom Common Shares prior to the Closing Time or will become exercisable for Class A Shares upon the Amalgamation and Exchangeable Shares upon the Filing of Articles of Reorganization, the Lanacom Common Warrants will become exercisable for Class A Shares upon the Amalgamation and Exchangeable Shares upon the Filing of Articles of Reorganization, and the Lanacom Developer Warrants and the Lanacom Employee Options will expire if unexercised prior to the Closing Time. True and complete copies of all agreements and instruments relating to or issued under the Lanacom Option Plans have been made available to BackWeb Parent and its counsel and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to BackWeb Parent and its counsel.

                      (iii) As of or prior to the Closing Time, Lanacom shall undertake a reorganization pursuant which (x) outstanding Lanacom Warrants may either be exercised for Lanacom Common Shares or may expire or be canceled, (y) outstanding Lanacom indebtedness may be exchanged for Lanacom Common Shares and
(z) Lanacom shall become the sole owner of all of the issued and outstanding capital stock of Lanacom Europe and the Founder shall transfer all of the Lanacom Common Shares and Lanacom Warrants owned by him into a holding Company ("Founder Holdco") wholly owned by him (collectively the "Pre-Closing Reorganization").

               (b) Lanacom Europe. The authorized capital stock of Lanacom Europe consists of _____ Shares, of which _____ shares are issued and outstanding, ___ of which are owned by Lanacom and ___ of which are owned by Protege Software Holdings Limited ("Protege"). Lanacom has all requisite rights to become the owner of and shall, as of or prior to the Closing Time, become the owner of all of the issued and outstanding stock of Lanacom Europe in accordance with the terms of the Agreement between Lanacom and Protege in exchange solely for Lanacom Common Shares, which Lanacom Common Shares shall be included within the Fully Diluted Common Number.

               (c) Lanacom US. The authorized capital stock of Lanacom US consists of _____ shares of Common Stock, par value US_____ per share, of which _____ shares are issued and outstanding, all of which are owned by Lanacom.

        2.3    Authority, Conflicts, Consents.

               (a) Lanacom has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Lanacom, except for the approval of this Agreement and the Amalgamation by holders of Lanacom Common Shares, which approval is a closing condition to the Amalgamation as set forth in Section 6.1(a) of this Agreement. This Agreement has been duly executed and delivered by Lanacom and constitutes the valid and binding obligation of Lanacom, enforceable in accordance with its terms.

               (b) Except as described in Section 2.3 of the Lanacom Disclosure Schedule, the execution and delivery of this Agreement by Lanacom does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles or Bylaws of Lanacom, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lanacom or any of the Lanacom Subsidiaries or any of their properties or assets.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Entity") other than such as may be required under the laws of Israel is required by or with respect to Lanacom or any of the Lanacom Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Amalgamation as provided in Section 1.2; (ii) the filing of the Articles of Reorganization as provided in subsection 1.5(c); and
(iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial securities laws and the securities laws of any foreign country; and (iii) the notification filing required under the provisions of the Investment Canada Act (Canada). Section 2.3 of the Lanacom Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties applicable to the operations of Lanacom or any of the Lanacom Subsidiaries that are required to be obtained by Lanacom in connection with the execution and delivery of this Agreement by Lanacom or the consummation by Lanacom of the transactions contemplated hereby. Prior to the Closing Date, Lanacom will obtain, and will cause the Lanacom Subsidiaries to obtain, all such consents.

        2.4    Lanacom Financial Statements.

               (a) Lanacom has furnished to BackWeb Parent its unaudited balance sheet, statements of operations and statements of shareholders equity and cash flows as of and for the period from incorporation to March 31, 1997 and its unaudited balance sheet and statements of operations as of and for the period from incorporation to May 31, 1997 and the unaudited balance sheet and statement of operations for Lanacom Europe for the period from incorporation to May 31, 1997 (collectively, the "Lanacom Financial Statements"). The Lanacom Financial Statements, including the notes thereto, if any, were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements as of their respective dates, and have been prepared in accordance with Canadian GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Lanacom Financial Statements are in accordance with the books and records of Lanacom and fairly present the consolidated financial condition and operating results of Lanacom at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Lanacom accounting policies.

               (b) The financial projections of Lanacom previously furnished to BackWeb Parent (the "Projections"), were prepared by Lanacom in good faith. Lanacom makes no representations and warranties, and expressly disclaims all express or implied representations and warranties, relating to the Projections except that such Projections were prepared by Lanacom in good faith.

        2.5 Absence of Undisclosed Liabilities. Lanacom and the Lanacom Subsidiaries have no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Lanacom Balance Sheet dated May 31, 1997, a true, correct and complete copy of which has been provided to BackWeb Parent (the "Lanacom Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the footnotes to audited financial statements prepared in accordance with Canadian GAAP, (iii) those incurred in the ordinary course of business since the Lanacom Balance Sheet Date and consistent with past practice, which do not in any event exceed _______ in the aggregate and (iv) those set forth in Section 2.5 of the Lanacom Disclosure Schedule.

        2.6 No Changes. Since the date of the Lanacom Balance Sheet there has not been, occurred or arisen any:

               (a) transaction by Lanacom or any of the Lanacom Subsidiaries except in the ordinary course of business as conducted on that date;

               (b) capital expenditure or commitment by Lanacom or any of the Lanacom Subsidiaries that has exceeded _______ individually or _______ in the aggregate;

               (c) destruction of, damage to or loss of any material assets, business or customer of Lanacom or any of the Lanacom Subsidiaries (whether or not covered by insurance);

               (d) labor trouble or claim of wrongful discharge of which Lanacom or any of the Lanacom Subsidiaries has received written notice or of which Lanacom or any of the Lanacom Subsidiaries is aware or other unlawful labor practice or action (Section 2.6(d) of the Lanacom Disclosure Schedule includes a list of all employees who have been terminated by Lanacom or any of the Lanacom Subsidiaries since Lanacom's inception);

               (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Lanacom or any of the Lanacom Subsidiaries;

               (f) revaluation by Lanacom or any of the Lanacom Subsidiaries of any of their respective assets other than depreciation as required by Canadian GAAP and reflected on the Lanacom Balance Sheet;

               (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Lanacom Common Shares or any capital stock of any of the Lanacom Subsidiaries, or any split, combination or reclassification of any of the Lanacom Common Shares or any capital stock of any of the Lanacom Subsidiaries or the issuance or authorization of the issuance of any of the securities in respect of, in lieu of or in substitution for Lanacom Common Shares or any capital stock of any of the Lanacom Subsidiaries, or the repurchase, redemption or other acquisition, directly or indirectly, of any Lanacom Common Shares or any capital stock of any of the Lanacom Subsidiaries (or options, warrants, or other rights exercisable therefor).

               (h) increase in the salary or other compensation payable or to become payable by Lanacom or any of the Lanacom Subsidiaries to any of their officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Lanacom or any of the Lanacom Subsidiaries, of a bonus or other additional salary or compensation to any such person, except as otherwise contemplated by this Agreement or as made in the ordinary course of business in accordance with the past practices of Lanacom or any of the Lanacom Subsidiaries;

               (i) sale, lease, license or other disposition of any of the assets or properties of Lanacom or the Lanacom Subsidiaries, except in the ordinary course of business;

               (j) amendment or termination or violation of any material contract, agreement or license to which Lanacom or any of the Lanacom Subsidiaries is a party or by which it is bound other than termination by Lanacom or any of the Lanacom Subsidiaries pursuant to the terms thereof in the ordinary course of business;

               (k) loan by Lanacom or any of the Lanacom Subsidiaries to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by Lanacom or any of the Lanacom Subsidiaries of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of Lanacom or any of the Lanacom Subsidiaries of any indebtedness, issuance or sale of any debt securities of Lanacom or any of the Lanacom Subsidiaries or guaranteeing of any debt securities of others;

               (l) waiver or release of any material right or claim of Lanacom or any of the Lanacom Subsidiaries, including any material write-off or other compromise of any account receivable of Lanacom or any of the Lanacom Subsidiaries;

               (m) the commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Lanacom or any of the Lanacom Subsidiaries or their affairs;

               (n) claim of ownership by a third party of Lanacom's Intellectual Property (as defined in Section 2.10 below), or of infringement by Lanacom or any of the Lanacom Subsidiaries of any third party's Intellectual Property rights;

               (o) issuance, sale or exemption by Lanacom or any of the Lanacom Subsidiaries of any of its capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities except for issuances or sales (i) as a result of exercises of outstanding share options granted under the Lanacom Option Plan or other rights previously granted to purchase Lanacom Common

Shares, provided that such options and other rights are included among the options and rights specified in paragraph 2.2 above, or (ii) pursuant to the Pre-Closing Reorganization;

               (p) change in pricing or royalties set or charged by Lanacom or any of the Lanacom Subsidiaries;

               (q) any event or condition of any character that has had an effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operating, results of operations or prospects of Lanacom and the Lanacom Subsidiaries taken as a whole (a "Material Adverse Effect"), other than any such events or conditions occurring in the economy, capital markets or software industry generally which have had a similar effect on other companies in the same sector of the software industry as BackWeb Parent and Lanacom; or

               (r) agreement by Lanacom, the Founder, any of the Lanacom Subsidiaries or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with BackWeb Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.7    Tax Matters.

               (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means (i) any and all federal, provincial, state and local Canadian and foreign taxes, and similar assessments and other governmental charges, duties, impositions, fees, royalties, withholdings, contributions and liabilities, including taxes based upon or measured by gross receipts, gross income, gross profits, sales (including goods and services), use and occupation, and value added, ad valorem, transfer, franchise, stamp, documentary, severance, net income, capital, employer health, workers compensation, pension, withholding, payroll, recapture, employment, excise and property taxes, assessments, charges, duties, impositions, fees, royalties, withholdings, contributions and liabilities, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b)    Tax Returns and Audits.

                      (i) Lanacom and the Lanacom Subsidiaries as of the Closing Time will have prepared and timely filed all required federal, provincial, state and local Canadian and foreign returns, declarations, remittances, estimates, information statements and reports ("Returns") relating to any and all Taxes imposed on or assessed with respect to or measured by or charged against or attributable to Lanacom or any of the Lanacom Subsidiaries, such Returns are true and correct in all respects and have been completed in accordance with applicable law and no material facts or facts have been omitted from such Returns which would make any of them misleading.

                      (ii) Lanacom and the Lanacom Subsidiaries as of the Closing Time: (A) will have paid all Taxes shown on the Returns, all Taxes due and payable by them and all Taxes assessed or reassessed against them and (B) will have withheld/collected and remitted in a timely manner any Taxes required to be withheld/collected and remitted.

                      (iii) Neither Lanacom nor any of the Lanacom Subsidiaries have been delinquent in the payment of any Tax. There is no Tax deficiency assessed or proposed against Lanacom or any of the Lanacom Subsidiaries, nor have Lanacom or any of the Lanacom Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

                      (iv) Neither Lanacom nor any of the Lanacom Subsidiaries have received notice of any audit or other examination relating to Taxes or any request for such an audit or examination and there are no claims, actions, suits litigation, arbitrations, proceedings or appeals pending, proposed or threatened in respect of Taxes imposed on or assessed with respect to or measured by or charged against or attributable to Lanacom or any of the Lanacom Subsidiaries.

                      (v) Lanacom and the Lanacom Subsidiaries are accrual basis taxpayers and do not have any liabilities for unpaid Taxes not yet due which have not been accrued or reserved against in accordance with Canadian GAAP on the Lanacom Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                      (vi) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of Lanacom or any of the Lanacom Subsidiaries relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                      (vii) Neither Lanacom nor any of the Lanacom Subsidiaries are a party to a tax sharing, indemnification or allocation agreement (other than this Agreement) nor does Lanacom or any of the Lanacom Subsidiaries owe any amount under any such agreement.

                      (viii) Lanacom and the Lanacom Subsidiaries have charged, collected and remitted on a timely basis all Taxes as required under applicable law on any sale, supply or delivery whatsoever made by each of them.

                      (ix) There are no circumstances existing which could result in the application of Section 78 of the Income Tax Act (Canada) or any equivalent provincial provision to Lanacom or any of the Lanacom Subsidiaries.

                      (x)    None of Sections 80 through to and including
Section 80.04 of the Income Tax Act (Canada) or any equivalent provincial provisions have applied to Lanacom or any of the Lanacom Subsidiaries.

                      (xi) Neither Lanacom nor any of the Lanacom Subsidiaries have acquired an asset from a person with which it deals at non-arm's length for consideration greater than the fair market value of such asset at the time of its acquisition.

                      (xii) Neither Lanacom nor any of the Lanacom Subsidiaries have ever entered into an agreement contemplated by Section 191.3 of the Income Tax Act (Canada) or any equivalent provincial provision.

        2.8 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Lanacom or any of the Lanacom Subsidiaries is a party or, otherwise binding upon Lanacom or any of the Lanacom Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Lanacom or any of the Lanacom Subsidiaries, any acquisition of property (tangible or intangible) by Lanacom or any of the Lanacom Subsidiaries or the conduct of business as currently conducted or as proposed to be conducted by Lanacom or any of the Lanacom Subsidiaries.

        2.9 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

               (a) Section 2.9(a) of the Lanacom Disclosure Schedule sets forth a list of all real property currently owned or leased by Lanacom and the Lanacom Subsidiaries and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of Lanacom.

               (b) Lanacom and the Lanacom Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any Liens, except as reflected in the Lanacom Financial Statements and except for Liens for taxes not yet due and payable.

               (c) The equipment owned or leased by Lanacom and the Lanacom Subsidiaries, taken as a whole, is (i) adequate for the conduct of the business of Lanacom and the Lanacom Subsidiaries as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

        2.10   Intellectual Property.

               (a) Except as set forth in Section 2.10(a) of the Lanacom Disclosure Schedule, Lanacom and the Lanacom Subsidiaries own, or are licensed or otherwise possess legally enforceable and irrevocable rights to use, all patents, industrial designs, trademarks, trade names, service marks, copyrights, and any applications therefor, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form as to software programs and applications owned by Lanacom or the Lanacom Subsidiaries and in object code form as to software programs and applications licensed by Lanacom or the Lanacom Subsidiaries ), and tangible or intangible proprietary information or material (collectively, "Lanacom Intellectual Property") that are used or proposed to be used in the business of Lanacom or the Lanacom Subsidiaries as currently conducted or as currently proposed to be conducted by Lanacom or the Lanacom Subsidiaries.

               (b) Section 2.10(b) of the Lanacom Disclosure Schedule sets forth a complete list of all patents, industrial designs, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor in respect of any of the foregoing, included in the Lanacom Intellectual Property, and specifies, where applicable, the jurisdictions in which the rights to such Lanacom Intellectual Property have been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. All registered patents, industrial designs, trademarks, service marks and copyrights held by Lanacom and the Lanacom Subsidiaries are valid and subsisting.

               (c) Section 2.10(c) of the Lanacom Disclosure Schedule sets forth a complete list of all licenses, sublicenses and other agreements (including all amendments and supplements thereto) as to which Lanacom or any of the Lanacom Subsidiaries are a party and pursuant to which Lanacom or any of the Lanacom Subsidiaries are entitled to use intellectual property of a third party or any other person is authorized to use Lanacom Intellectual Property that is material to Lanacom and the Lanacom Subsidiaries, taken as a whole, and includes the identity of all parties thereto. Neither Lanacom nor any of the Lanacom Subsidiaries are in violation of any license, sublicense or agreement described on such list. Neither Lanacom nor any of the Lanacom Subsidiaries has infringed and the business of each of Lanacom or the Lanacom Subsidiaries as currently conducted, or as currently proposed by Lanacom or the Lanacom Subsidiaries to be conducted, does not infringe any copyright, patent, trademark, service mark, industrial design, trade search or other proprietary right of any third party. The execution and delivery of this Agreement by Lanacom, and the consummation of the transactions contemplated hereby, will not (i) cause Lanacom or any of the Lanacom Subsidiaries to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require Lanacom or any of the Lanacom Subsidiaries to repay any funds already received by it from a third party or make to a third party any incremental payment. Except for rights granted in agreements, licenses or sublicenses described in Sections 2.10(b) and (c) of the Lanacom Disclosure Schedule, Lanacom or one of the Lanacom Subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Lanacom Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Lanacom Intellectual Property is being used.

               (d) No claims contesting Lanacom's ownership of or right to use Lanacom Intellectual Property, or asserting any right of a third party to use any Lanacom Intellectual Property, have been asserted or threatened to Lanacom or any of the Lanacom Subsidiaries or their agents, nor are there any valid grounds for any bona fide claims (i) against the use by Lanacom or any of the Lanacom Subsidiaries of any Lanacom Intellectual Property used in the business of Lanacom or any of the Lanacom Subsidiaries as currently conducted or as currently proposed to be conducted by Lanacom or any of the Lanacom Subsidiaries, or (ii) challenging the validity, effectiveness, or ownership by Lanacom of any of the Lanacom Intellectual Property.

               (e) (i) There is no unauthorized use, infringement or misappropriation of any of the Lanacom Intellectual Property by any third party, including any employee or former employee of Lanacom or its Subsidiaries, and
(ii) no Lanacom Intellectual Property or product of Lanacom or any of the Lanacom Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Lanacom or any of the Lanacom Subsidiaries. Lanacom and each of the Lanacom Subsidiaries has a policy requiring each employee and contractor materially involved in proprietary aspects of the business to execute nondisclosure of proprietary information and confidentiality agreements in the standard forms, and all current and former employees, consultants and contractors of Lanacom and the Lanacom Subsidiaries involved in proprietary aspects of the business of Lanacom or any of the Lanacom Subsidiaries have executed such an agreement.

        2.11   Agreements, Contracts and Commitments.

               (a) Except as set forth in Section 2.11(a) of the Lanacom Disclosure Schedule, neither Lanacom nor any of the Lanacom Subsidiaries have continuing obligations under, nor are any of them a party to nor are bound by:

                      (i) any voluntary recognition agreements, accreditation order or collective bargaining agreements;

                      (ii) any agreements or arrangements that contain any severance pay, post- employment liabilities or obligations or "golden parachute" provisions (or similar provisions which provide for payment of consideration upon the completion of the transactions contemplated herein);

                      (iii) any bonus, incentive, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

                      (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                      (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein;

                      (vi)   any fidelity or surety bond or completion bond;

                      (vii) any lease of personal property having annual lease payments individually in excess of $25,000;

                      (viii) any agreement of indemnification, warranty or guaranty other than in the ordinary course of business;

                      (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Lanacom or any of the Lanacom Subsidiaries to engage in any line of business or to compete with any person;

                      (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of _______;

                      (xi) any agreement, contract or commitment relating to the disposition or acquisition of any material assets, or any interest in any business enterprise outside the ordinary course of Lanacom and the Lanacom Subsidiaries' business, taken as a whole;

                      (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                      (xiii) any distribution, joint marketing or development agreement;

                      (xiv) any agreement, contract or commitment with any customer which, during the last two fiscal years of Lanacom, accounted, or is expected to account during Lanacom's current fiscal year, for more than 5% of Lanacom's revenue or trade payables;

                      (xv) any other agreement, contract or commitment that involves _______ or more or is not cancelable without penalty within thirty (30) days;

                      (xvi) transfer or license to any third party or otherwise extend, amend or modify any rights to Lanacom Intellectual Property or acquire, license or otherwise procure any intellectual property right of any third party; or

                      (xvii) enter into any agreement restricting Lanacom or any of the Lanacom Subsidiaries from any business activity.

               (b) Except for any alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Section 2.11(b) of the Lanacom Disclosure Schedule, neither Lanacom nor any of the Lanacom Subsidiaries have breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including those set forth in the Lanacom Disclosure Schedule (any such agreement, contract or commitment, of Lanacom or its Subsidiaries (a "Lanacom Contract")). Each Lanacom Contract is in full force and effect and, except as otherwise disclosed in
Section 2.11(b) of the Lanacom Disclosure

Schedule, is not subject to any default thereunder of which Lanacom or any of the Lanacom Subsidiaries is aware by any party obligated to Lanacom or any of the Lanacom Subsidiaries pursuant thereto.

        2.12   Interested Party Transactions. Except as disclosed in Section
2.12 of the Lanacom Disclosure Schedule, no officer, director, employee or shareholder of more than 5% of the Lanacom Common Shares (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that Lanacom or any of the Lanacom Subsidiaries furnish or sell, or propose to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, Lanacom or any of the Lanacom Subsidiaries, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.11(a) of the Lanacom Disclosure Schedule; provided, however, that passive ownership of no more than five percent (5%) of the outstanding voting stock of a corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.12.

        2.13 Governmental Authorization. Section 2.13 of the Lanacom Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to Lanacom or any of the Lanacom Subsidiaries by a Governmental Entity (i) pursuant to which Lanacom or any of the Lanacom Subsidiaries currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Lanacom Authorizations"), which Lanacom Authorizations are in full force and effect and constitute all Lanacom Authorizations required to permit Lanacom or any of the Lanacom Subsidiaries to operate or conduct their business or hold any interest in their properties or assets, in each case except for routine local business permits automatically granted once a filing and fee payment have been made.

        2.14 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, threatened against Lanacom or any of the Lanacom Subsidiaries or any of their properties or their officers or directors (in their capacities as such). There is no judgment, decree or order against Lanacom or any of the Lanacom Subsidiaries any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a Material Adverse Effect on Lanacom or any of the Lanacom Subsidiaries. No employee or consultant of Lanacom or any of the Lanacom Subsidiaries is subject to any criminal proceeding or any action, suit, proceeding, claim, arbitration or investigation by any former employer alleging:
(i) the violation of any agreement with a former employer, (ii) any breach of duty to such former employer, or (iii) any misappropriation of such employer's intellectual property rights.

        2.15 Accounts Receivable. All accounts receivable of Lanacom reflected on the Lanacom Balance Sheet ("Accounts Receivable") arose in the ordinary course of business, are carried at values determined in accordance with Canadian GAAP consistently applied and, are collectible except to the extent of reserves therefor set forth in the Lanacom Balance Sheet. No person has any Lien on any such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

        2.16 Minute Books. The minute books of Lanacom and the Lanacom Subsidiaries made available to BackWeb Parent and its counsel are the only minute books of Lanacom and the Lanacom Subsidiaries and contain an accurate summary of all material transactions approved by the directors (or committees thereof) and shareholders since the time of incorporation of Lanacom and the Lanacom Subsidiaries.

        2.17 Environmental Matters. (A) Neither Lanacom nor any of the Lanacom Subsidiaries have been in violation of any federal, provincial, local or foreign statute, law, rule, regulation, ordinance, code, guideline or policy and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, those relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of or exposure of employees to Hazardous Materials (collectively, "Environmental Laws"), (B) Lanacom and the Lanacom Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their terms and conditions, (C) there are no existing, pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, orders, directions, warnings, investigations or proceedings relating to any Environmental Law against Lanacom and the Lanacom Subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order, including an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Lanacom or any of the Lanacom Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, (E) there have been no releases or disposal of Hazardous Materials on, from, under or to any premises at any time, owned, occupied, operated by Lanacom or any of the Lanacom Subsidiaries nor has Lanacom or any of the Lanacom Subsidiaries caused the release or disposal of Hazardous substances on, under or to other properties, (f) there are no waste disposal sites, underground storage tanks, PCBs or asbestos containing materials located on, at or under any premises owned, occupied or operated by Lanacom or any of the Lanacom Subsidiaries.

        2.18 Brokers' and Finders' Fees. Neither Lanacom nor any of the Lanacom Subsidiaries have incurred, nor will either incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.19   Employee Benefit Plans and Compensation.

               (a) Plans. Section 2.19(a) of the Lanacom Disclosure Schedule contains a true and complete list of each employee benefit plan or arrangement, and any plan, agreement or program providing for pensions, retirement income, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation that (i) is entered into, maintained or contributed to, as the case may be, by Lanacom or any of the Lanacom Subsidiaries and (ii) covers any employee or former employee of Lanacom or any of the Lanacom Subsidiaries (collectively "Benefit

Arrangements"). Each Benefit Arrangement has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, laws, ordinances and regulations which are applicable to such Benefit Arrangements. No Benefit Arrangement has unfunded liabilities that, as of the Closing, will not be offset by insurance or fully accrued or reserved against in the Lanacom Balance Sheet. Except as required by law or by the provisions of such Benefit Arrangement, no condition exists that would prevent Lanacom or any of the Lanacom Subsidiaries from amending or terminating any Benefit Arrangement.

               (b)    No Post-Employment Obligations. Except as set forth in
Section 2.19(b) of the Lanacom Disclosure Schedule, no Benefit Arrangement provides, or has any liability to provide, life insurance, medical or other employee benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and neither Lanacom nor any of the Lanacom Subsidiaries have ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (c) Employment Matters. Section 2.19(c) of the Lanacom Disclosure Schedule lists all current employees of Lanacom and the Lanacom Subsidiaries and their position, gross remuneration and length of employment. Lanacom and the Lanacom Subsidiaries (i) are in compliance in all material respects with all applicable foreign, federal and provincial laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) except as required by applicable law or statute, are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (d) Labor. Except as set forth in Section 2.19(d) of the Lanacom Disclosure Schedule, neither Lanacom nor any of the Lanacom Subsidiaries are involved in or threatened with any labor dispute, grievance, litigation or claim relating to labor, occupational health and safety or human rights matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability having a material adverse effect on Lanacom and the Lanacom Subsidiaries, taken as a whole. Neither Lanacom nor any of the Lanacom Subsidiaries have engaged in any unfair labor practices which would, individually or in the aggregate, directly or indirectly result in liability to Lanacom or any of the Lanacom Subsidiaries. Except as set forth in Section 2.19(d) of the Lanacom Disclosure Schedule, neither Lanacom nor any of the Lanacom Subsidiaries are presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by Lanacom or any of the Lanacom Subsidiaries or is being organized or is threatened.

               (e) Occupational Health and Safety. Lanacom has provided BackWeb Parent and its counsel with a copy of any Lanacom or Lanacom Subsidiary health and safety policies in effect. Lanacom has provided BackWeb Parent and its counsel with all inspection reports under the Occupational Health and Safety Act (Ontario) relating to Lanacom and the Lanacom Subsidiaries, and there are no outstanding inspection orders made under the Occupational Health and Safety Act (Ontario) relating to Lanacom and the Lanacom Subsidiaries. The business of Lanacom and the Lanacom Subsidiaries complies with all Occupational Health and Safety Rules and Regulations in all material respects and there are no outstanding violations of such Rules and Regulations. Section 2.19(e) of the Lanacom Disclosure Schedule sets forth the details of any charges, prosecutions, fines or convictions under the Occupational Health and Safety Act (Ontario) relating to Lanacom or the Lanacom Subsidiaries.

               (f) Workers' Compensation. Section 2.19(f) of the Lanacom Disclosure Schedule sets forth the details of any assessments made by the Workers' Compensation Board and the current classification and rates of assessment in each case, relating to Lanacom and any of the Lanacom Subsidiaries. Section 2.19(f) of the Lanacom Disclosure Schedule sets forth the details of any Workers' Compensation Board claims, pensions and awards, including experience rating information. Lanacom has provided BackWeb Parent and its counsel with a copy of the most recent annual report of payroll statement submitted to the Workers' Compensation Board and details of the actual payroll earnings for the year to date. There are no notices of assessment, provisional assessment or increased assessment (collectively, "assessments") or any other communications related thereto which Lanacom or any of the Lanacom Subsidiaries have received from any Workers' Compensation Board or similar authorities in any jurisdictions where its business is carried on. There are no assessments which are unpaid on the date hereof or which will be unpaid at the Closing Date, and there are no facts or circumstances which may result in a material increase in liability or assessments to BackWeb Parent from any applicable workers' compensation legislation, regulations or rules after the Closing Date.

               (g) Pay Equity. Lanacom has provided BackWeb Parent and its counsel with a copy of any pay equity policies or plans in effect relating to Lanacom and the Lanacom Subsidiaries. Section 2.19(g) of the Lanacom Disclosure Schedule sets forth the details of any outstanding obligations, orders, complaints, investigations or inquiries under any applicable pay equity legislation.

               (h) Human Rights. Lanacom has provided BackWeb Parent and its counsel with a copy of all policies and posted directives with respect to human rights policies, procedures and guidelines relating to Lanacom and the Lanacom Subsidiaries.

        2.20 Proprietary Information Agreements. Each former employee and presently employed employee of Lanacom and each of the Lanacom Subsidiaries has executed a proprietary information agreement in Lanacom's standard form, a copy of which is attached hereto as part of Section 2.20 of the Lanacom Disclosure Schedule. Such proprietary information agreements constitute valid and binding obligations of Lanacom and its Subsidiaries. Neither the execution or delivery of such agreements, nor the carrying on of the business or Lanacom or any of the Lanacom Subsidiaries as employees by such persons, nor the conduct of the business of Lanacom or any of the Lanacom Subsidiaries as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such employee is now obligated.

        2.21 Insurance. Section 2.21 of the Lanacom Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Lanacom and the Lanacom Subsidiaries. Except as disclosed in Section 2.21 of the Lanacom Disclosure Schedule such policies and bonds are sufficient in amount to allow Lanacom or the Lanacom Subsidiaries (as applicable) to replace any of its properties that might be damaged or destroyed. There is no claim by Lanacom or any of the Lanacom Subsidiaries pending under any of such policies or bonds as to which Lanacom or any of the Lanacom Subsidiaries have received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Lanacom or the applicable Lanacom Subsidiary are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is no threatened termination of, or material premium increase with respect to, any of such policies.

        2.22 Compliance with Laws. Lanacom and each of the Lanacom Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any foreign, federal, provincial or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of their business, assets or properties.

        2.23 Complete Copies of Materials. Lanacom has delivered or made available to BackWeb Parent true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Lanacom Disclosure Schedule or that has been requested in writing by BackWeb Parent or its counsel.

        2.24 Representations Complete. None of the representations or warranties made herein by Lanacom (as modified by the Lanacom Disclosure Schedule), nor any statement made in any schedule or certificate furnished by Lanacom pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of Lanacom in connection with soliciting their consent to this Agreement and the Amalgamation, contains or will contain at the Closing Time, any untrue statement of a material fact, or omits or will omit at the Closing Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

        2.25 Disclosure Schedule. The Lanacom Disclosure Schedule has been prepared and executed by Lanacom and dated and delivered on the date of this Agreement. Lanacom shall endeavor to disclose in the Lanacom Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed, provided, however, that any item of information disclosed in any one section of the Lanacom Disclosure Schedule may be cross-referenced in other relevant sections thereof for purposes of disclosure under this Agreement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                        BACKWEB PARENT AND BACKWEB CANADA

        Except as disclosed in a document of even date herewith and delivered by BackWeb Parent and BackWeb Canada to Lanacom and the Founder prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "BackWeb Disclosure Schedule"), BackWeb Parent and BackWeb Canada represent and warrant to Lanacom and the Founder as follows:

        3.1 Organization, Standing and Power. Each of BackWeb Parent, BackWeb Canada and BackWeb Technologies Inc., a Delaware corporation ("BackWeb Tech") ("BackWeb Canada" and collectively with BackWeb Tech, the "Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of BackWeb Parent and its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. BackWeb Parent has delivered a true and correct copy of the Articles of Association or other charter documents, as applicable, of BackWeb Parent and each of its Subsidiaries, each as amended to date, to Lanacom. Neither BackWeb Parent nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Association (or equivalent organizational documents). BackWeb Parent is the owner of all outstanding shares of capital stock of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such Subsidiary are owned by BackWeb Parent free and clear of all Liens. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating BackWeb Parent or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. BackWeb Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, other than in its Subsidiaries.

        3.2    Capital Structure of BackWeb Parent and its Subsidiaries.

               (a) BackWeb Parent. The authorized capital stock of BackWeb Parent consists of __________ Ordinary Shares, nominal value NIS 0.01 each (the "BackWeb Parent Ordinary Shares"), of which _________ shares are issued and outstanding and __________ Preferred Shares, nominal value NIS 0.01 each, consisting of (a) ___________ Series A Preferred Shares (the "Series A Preferred"), of which __________ shares are issued and outstanding, (b) _________ Series B Preferred Shares (the "Series B Preferred"), of which
_________ shares are issued and outstanding, and (c) __________ Series C Preferred Shares, of which __________ shares are Series C-1 Preferred Shares (the "Series C-1 Preferred"), of which __________ shares are issued and outstanding and of which _________ shares are Series C-2 Preferred (the "Series C-2 Preferred", and collectively with the Series A Preferred, Series B Preferred and Series C-1 Preferred, the "BackWeb Parent Preferred"), of which _________ shares are issued and outstanding. BackWeb Parent has issued warrants (the "BackWeb Parent Warrants")to purchase an aggregate of up to _________ shares of Series C-2 Preferred. There are no other outstanding shares of capital stock or voting securities. Each outstanding share of BackWeb Parent Preferred and shares of Series C-2 Preferred issuable upon exercise of the BackWeb Parent Warrants are convertible into BackWeb Parent Ordinary Shares. There are currently not more than __________ BackWeb Parent Ordinary Shares outstanding, on a fully diluted basis. All outstanding BackWeb Parent Ordinary Shares and BackWeb Parent Preferred Shares are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and, except as set forth in Section 3.2(a) of the BackWeb Disclosure Schedule, are not subject to preemptive rights or rights of first refusal created by statute, or any agreement to which BackWeb Parent is a party or by which it is bound. BackWeb Parent has reserved __________ BackWeb Parent Ordinary Shares for issuance to employees and consultants pursuant to the Company's 1996 United States Stock Option Plan and 1996 Israeli Stock Option Plan (collectively, the "BackWeb Option Plans") of which ___ shares have been issued pursuant to option exercises and _________ shares are subject to outstanding, unexercised options. Other than as set forth in Section 3.2(a) of the BackWeb Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which BackWeb Parent is a party or by which it is bound obligating BackWeb Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of BackWeb Parent.

               (b) BackWeb Canada. The authorized capital of BackWeb Canada consists of an unlimited number of common shares, of which one common share is issued and outstanding.

               (c) BackWeb Tech. The authorized capital stock of BackWeb Tech consists of ______ shares of Common Stock, par value US$0.01 per share, of which ______ shares are issued and outstanding.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of Lanacom. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Time, Lanacom agrees (except to the extent that BackWeb Parent shall otherwise consent in writing), to carry on its business and the business of the Lanacom Subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due unless validly withheld, to pay or perform other obligations when due, and, to the extent consistent with such business and except as agreed to by BackWeb Parent and Lanacom, use all reasonable efforts consistent with past practice and policies to preserve intact the present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers and others having business dealings with it, all with the goal of preserving unimpaired Lanacom and the Lanacom Subsidiaries' goodwill and ongoing businesses at the Closing Time. Lanacom shall promptly notify BackWeb Parent of any event or occurrence or emergency not in the ordinary course of business of Lanacom or the Lanacom Subsidiaries, and any material event involving Lanacom or the Lanacom Subsidiaries. Except as expressly contemplated by this Agreement, Lanacom and the Lanacom Subsidiaries shall not, without the prior written consent of BackWeb Parent:

               (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in Section 2.6 hereof;

               (b) Transfer to any person or entity any rights to the Lanacom Intellectual Property (other than such transfers effectuated in the ordinary course of business);

               (c) Enter into or amend any agreements not cancelable by Lanacom without penalty on ninety (90) days notice or less pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Lanacom or any of the Lanacom Subsidiaries;

               (d) Amend, terminate or violate any distribution agreement or material contract, agreement or license which Lanacom or any of the Lanacom Subsidiaries are a party or by which either is bound other than termination by Lanacom or any of the Lanacom Subsidiaries pursuant to the terms thereof in the ordinary course of business and without financial penalty to Lanacom or any of the Lanacom Subsidiaries;

               (e)    Commence any material litigation;

               (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Lanacom Common Shares, or split, combine or reclassify any Lanacom Common Shares;

               (g) Except for the issuance of Lanacom Common Shares upon exercise or conversion of presently outstanding Lanacom Warrants, becoming the owner of all of the outstanding shares of Lanacom Europe or otherwise in connection with the Pre-Closing Reorganization, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase, propose the purchase of, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, including those of any of the Lanacom Subsidiaries;

               (h) Except to facilitate the closing of the transactions contemplated by this Agreement, cause or permit any amendments to its or any of the Lanacom Subsidiaries' Articles of Incorporation or Bylaws (or comparable organizational documents);

               (i) Acquire or agree to acquire by merging, amalgamating or consolidating with, or by purchasing any of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Lanacom and the Lanacom Subsidiaries, taken as a whole;

               (j) Sell, lease, license or otherwise dispose of any of its or the Lanacom Subsidiaries' properties or assets except in the ordinary course of business;

               (k) Incur any indebtedness for borrowed money (except with respect to indebtedness incurred by Lanacom or any of the Lanacom Subsidiaries in the ordinary course of business and under existing term loans or revolving credit lines in an amount not more than _______) or guarantee any such indebtedness or issue or sell any debt securities of Lanacom or any of the Lanacom Subsidiaries or guarantee any debt securities of others;

               (l) Grant any severance or termination pay to, or accelerate any benefits of, (i) any director or officer or (ii) any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in Section 2.11(a) of the Lanacom Disclosure Schedule;

               (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than hirings and terminations in the ordinary course of business and other than customary increases associated with annual reviews scheduled during such period;

               (n) Revalue any of its assets including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

               (o) Pay, discharge or satisfy, in an amount in excess of _______ (in any one case) or _______ (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or liabilities reflected or reserved against in the Lanacom Financial Statements (or the notes thereto) or in connection with the Pre-Closing Reorganization;

               (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (q) Enter into any development, joint marketing or other strategic arrangement or agreement except for such marketing agreements that are
(i) entered into in the ordinary course of business, (ii) do not provide for the exclusive grant of any rights and (iii) terminable at Lanacom's or the applicable Lanacom Subsidiary's option at any time without the payment of any termination fees; or

               (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent Lanacom from performing or cause Lanacom not to perform the transactions contemplated herein or its covenants hereunder.

        4.2    No Solicitation.

               (a) Until the Closing Time or the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, as the case may be, Lanacom will not (nor will Lanacom permit any of Lanacom's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than BackWeb Parent or its designees:
(i) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition by any person other than BackWeb Parent or Lanacom of any material portion of the business of Lanacom or its Subsidiaries (whether by way of reorganization, merger, purchase of capital stock, purchase of assets or otherwise) (an "Alternative Acquisition") or of any portion of the capital stock or assets of Lanacom or its Subsidiaries (an "Equity Transaction"), (ii) provide information with respect to it to any person, other than BackWeb Parent, relating to or in connection with an Alternative Acquisition or Equity Transaction, (iii) enter into an agreement with any person, other than BackWeb Parent, providing for an Alternative Acquisition or Equity Transaction or (iv) make or authorize any statement, recommendation or solicitation in support of an Alternative Acquisition or Equity Transaction.

               (b) If, prior to the Closing Time or the termination of this Agreement, Lanacom receives any bona fide offer or proposal relating to any of the above, Lanacom shall immediately notify BackWeb Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be; provided, however, that Lanacom shall not be required to notify BackWeb Parent of any contacts with parties who have previously made offers to Lanacom where such parties repeat such previously made offers, Lanacom declines such previously made offers, and the parties have no further contact.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1 Access to Information. Lanacom shall afford BackWeb Parent and its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable notice during the period prior to the Closing Time or the termination of this Agreement to (a) all of Lanacom's and Lanacom Subsidiaries' properties, books, contracts, commitments and records, and
(b) with the consent of Lanacom, which consent shall not be unreasonably withheld, all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Lanacom as BackWeb Parent may reasonably request including, without limitation, access upon reasonable request to Lanacom's and Lanacom Subsidiaries' employees, customers and vendors for due diligence inquiry. Lanacom agrees to provide to BackWeb Parent and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section
5.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Amalgamation.

        5.2 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential in accordance with the terms of the confidentiality agreement executed by BackWeb Parent and Lanacom in June 1997, (the "Confidentiality Agreement").

        5.3    Expenses.

        5.4 Public Disclosure. Unless otherwise required by law, the parties hereto agree that they shall not make any disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for (a) disclosure by BackWeb Parent of the intention of the parties to effect the transactions contemplated herein (disclosing only the nature but not the terms of the transaction), in such manner as BackWeb Parent shall determine, subject to Lanacom's reasonable approval, (b) such disclosures as may be required by applicable law (provided that the disclosing party shall use reasonable efforts to notify the other party in advance), and (c) such other disclosures as the parties shall mutually agree. Notwithstanding the foregoing, however, and except as may be otherwise required by law, the amount of the Amalgamation Consideration shall not be disclosed, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, by any party without the consent of the other parties.

        5.5 Consents. Each of BackWeb Parent and Lanacom shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Amalgamation, and Lanacom shall use its best efforts to obtain all consents, waivers and approvals under any of Lanacom's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Amalgamation.

        5.6 Legal Requirements. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

        5.7 Notification of Certain Matters. Lanacom shall give prompt notice to BackWeb Parent, and BackWeb Parent shall give prompt notice to Lanacom, of
(i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of Lanacom on the one hand and BackWeb Parent, on the other hand, contained in this Agreement to be untrue or inaccurate at the Closing Time and (ii) any failure of Lanacom or any of the Lanacom Subsidiaries or BackWeb Parent or any of its Subsidiaries, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.8 Shareholders Agreements. Lanacom shall deliver or cause to be delivered to BackWeb Parent concurrently with the execution of this Agreement (from the shareholders of Lanacom listed in Section 5.8 of the Lanacom Disclosure Schedule (the "Lanacom Shareholders") as being required to sign a Shareholders Agreement), executed Shareholders Agreements substantially in the form attached hereto as Exhibit F hereto (the "Shareholders Agreement").

        5.9 Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill or cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.10

        5.11

        5.12 Bring Along Rights. On or prior to November 1, 1997, Anthony Davis shall become a party to that certain Amended and Restated Shareholders Agreement of BackWeb Parent dated as of December 9, 1996, as a Shareholder thereunder, and as such shall be subject to the provisions of Section 2 (Bring Along Rights) thereof. Mr. Davis shall not be a "Founder" or "Major Holder" under such agreement. As a condition to Mr. Davis becoming subject to such agreement, the agreement shall be amended by the Shareholders thereunder to permit the inclusion of Mr. Davis within such agreement. The parties shall also use all commercially reasonable efforts to include other Major Shareholders of Lanacom as Shareholders under such agreement on similar terms as Mr. Davis.

        5.13 Registration Rights. The parties agree to use their commercially reasonable efforts to have that certain Amended and Restated Rights Agreement (the "Rights Agreement") by and among BackWeb Parent and the Purchasers thereto amended on or prior to November 1, 1997 in order to provide to all of the holders of Exchangeable Shares (the "Rights Holders") registration rights pertaining to the BackWeb Parent Ordinary Shares issuable pursuant to their Exchangeable Shares, which registration rights shall be substantially similar to those granted to the Series B and Series C Holders (as defined in the Rights Agreement), except as described herein. If the parties are unable, after solicitation of all of the Rights Holders, to cause such amendment of the Rights Agreement to the benefit of holders of at least 75% of the Exchangeable Shares earned in connection with the Acquisition on or prior to November 1, 1997 (including obtaining necessary consents from existing holders of registration rights and acceptance of such rights from Lanacom Holders), BackWeb Parent shall enter into a separate registration rights agreement with the Rights Holders, which separate agreement shall provide to the Rights Holders registration rights substantially similar to those granted to the Series B and the Series C Holders under the Rights Agreement, except as described herein. The agreement providing the Rights Holders with their registration rights under this Section 5.12 shall provide, inter alia, that the number of BackWeb Parent Ordinary Shares required to exercise a demand registration right shall be no higher than the number equal to two-thirds of the number of Exchangeable Shares provided to the Rights Holders under this Agreement and entitled to such registration rights, and that demand rights may be exercised at any time at least 6 months following an initial public offering of BackWeb Parent, subject only to normal blackout periods generally applicable to holders of BackWeb registration rights which shall not exceed 6 months in duration. It is understood that in the event that the Rights Holders shall be able to utilize the Closing Date of the Acquisition (upon which date they shall receive the Exchangeable Shares) as the original purchase date with respect to the BackWeb Parent Ordinary Shares that such holders ultimately receive in respect of such Exchangeable Shares, for the purposes of the holding period requirement set forth in Rule 144 under the Securities Exchange Act of 1993, as amended (other than any inability to use such Closing Date as original purchase date for the purposes of Rule 144 solely due to an action taken by the holder thereof, such as a pledge of shares, which tolls the holding period under Rule 144), then the right of the Rights Holders to include shares in any registration as to which they exercise registration rights shall be subordinate to the registration rights of other holders of registration rights. In this regard, in the event that the underwriters of an offering determine that marketing restrictions require a limitation in the number of shares to be included in the offering on behalf of holders of registration rights, then other holders of registration rights shall be entitled to include the full number of shares in such registration and offering desired by them before inclusion of shares in such registration and offering on the part of the Rights Holders.

                                   ARTICLE VI

                         CONDITIONS TO THE AMALGAMATION

        6.1 Conditions to Obligations of Each Party to Effect the Amalgamation. The respective obligations of each party to this Agreement to effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing Time of the following conditions:

               (a) Corporate Approvals. This Agreement and the Amalgamation shall have been approved and adopted by the directors of Lanacom and by the requisite vote of the holders of Lanacom Common Shares and BackWeb Canada's Common shares, as applicable.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Amalgamation or restricting the conduct or operations of the business of the Surviving Corporation shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Amalgamation, which makes the consummation of the Amalgamation unlawful.

               (c) BackWeb Parent Shareholder Approval. The issuance by BackWeb Parent of additional BackWeb Parent Ordinary Shares as contemplated herein shall have been approved and authorized by the requisite vote of the shareholders of BackWeb Parent.

               (d) Governmental Approval. Each of BackWeb Parent and Lanacom shall have timely obtained from each Governmental Entity (including without limitation any special permits from the Controller of Foreign Currency in the Bank of Israel, approvals from the Investment Center of the Ministry of Industry and Commerce of Israel, and all other applicable Governmental Entities in Israel) all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Amalgamation and the transactions contemplated hereby.

               (e) Employment Agreements. BackWeb Parent and not less than four of those persons listed on Section 6.1(e) of the Lanacom Disclosure Schedule shall have entered into the Employment and Noncompetition Agreements (the "Employment and Noncompetition Agreements") substantially in the form attached hereto as Exhibit H).

        6.2 Additional Conditions to Obligations of Lanacom. The obligations of Lanacom to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Time of each of the following conditions, any of which may be waived, in writing, exclusively by Lanacom:

               (a) Representations, Warranties and Covenants. The representations and warranties of BackWeb Parent continued in this Agreement shall be true and correct in all material respects on and as of the Closing Time, with the same force and effect as if made on the Effective Date and of BackWeb Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Time.

               (b) Certificate of BackWeb Parent. Lanacom shall have been provided with a certificate executed on behalf of BackWeb Parent by its President and its Chief Financial Officer to the effect that, as of the Closing
Time:

                      (i) all representations and warranties made by BackWeb Parent under this Agreement are true and correct in all material respects; and

                      (ii) all covenants, obligations and conditions of this Agreement to be performed by BackWeb Parent on or before such date have been so performed in all material respects.

               (c) Claims. There shall not have occurred any claims (whether asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of BackWeb Parent and its Subsidiaries, taken as a whole.

               (d) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against BackWeb Parent and its Subsidiaries, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Amalgamation or the other transactions contemplated by the terms of this Agreement.

               (e) Third Party Consents. Lanacom shall have been furnished with evidence satisfactory to it that BackWeb Parent and its Subsidiaries have obtained all consents, approvals and waivers as set forth is Section 3.3(c) of the BackWeb Disclosure Schedule.

               (f) Legal Opinion. Lanacom shall have received from Naschitz, Brandes & Co., Israeli counsel to BackWeb Parent, a legal opinion, dated the Closing Date, substantially in the form attached as Exhibit I.

               (g) BackWeb Shareholders' Agreement. The BackWeb Founders and the holders of Exchangeable Shares shall have entered into the BackWeb Shareholders' Agreement.

        6.3 Additional Conditions to the Obligations of BackWeb Parent. The obligations of BackWeb Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Time of each of the following conditions, any of which may be waived, in writing, exclusively by BackWeb Parent:

               (a) Representations, Warranties and Covenants. The representations and warranties of Lanacom and the Founder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Time as, with the same force and effect as if made on the Effective Date (except as expressly contemplated in this Agreement) and Lanacom and the Founder shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them as of the Closing Time.

               (b) Certificate of Lanacom. BackWeb Parent shall have been provided with a certificate executed on behalf of Lanacom by its Chief Executive Officer and its Chief Financial Officer or Treasurer to the effect that, as of the Closing Time:

                      (i) all representations and warranties made by Lanacom in this Agreement are true and correct in all material respects; and

                      (ii) all covenants, obligations and conditions of this Agreement to be performed by Lanacom on or before such date have been so performed in all material respects.

               (c) Certificate of the Founder. BackWeb Parent shall have been provided with a certificate executed by the Founder to the effect that, as of the Closing Time:

                      (i) all representations and warranties made by the Founder in this Agreement are true and correct in all material respects; and

                      (ii) all covenants, obligations and conditions of this Agreement to be performed by the Founder on or before such date have been so performed in all material respects.

               (d) Claims. There shall not have occurred any claims (whether asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or could reasonably be anticipated to have a Material Adverse Effect on Lanacom and the Lanacom Subsidiaries, taken as a whole, or the Surviving Corporation.

               (e) Third Party Consents. BackWeb Parent shall have been furnished with evidence satisfactory to it that Lanacom has obtained all consents, approvals and waivers as set forth in Section 2.3(c) of the Lanacom Disclosure Schedule.

               (f) Legal Opinion. BackWeb Parent shall have received from Osler, Hoskin & Harcourt, counsel to Lanacom, a legal opinion substantially in the form attached as Exhibit J hereto.

               (g) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Lanacom or its Subsidiaries, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Amalgamation or the other transactions contemplated by the terms of this Agreement.

               (h) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on Lanacom or its Subsidiaries.

               (i) Shareholder's Agreement. BackWeb Parent shall have received from each of the Lanacom Shareholders an executed Shareholder's Agreement, which shall be in full force and effect.

               (j) No Dissenters. Holders of more than 5% of the outstanding Lanacom Common Shares shall not have exercised, nor shall they continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.

               (k) Conversion of Loans. Holders of an aggregate of Cdn$500,000 in indebtedness owed to them by the Company shall have converted such indebtedness into Lanacom Common Shares.

               (l) Delivery of Lanacom Common Shares. BackWeb Parent shall have received from each of the holders of Lanacom Common Shares all certificates representing such Lanacom Common Shares.

               (m) Davis Resignation. The Founder shall have resigned as an employee of Lanacom, contingent upon the Closing, and shall have released Lanacom from any and all claims relating to his employment with Lanacom, subject to the Founder's becoming an employee of BackWeb Parent in accordance with the terms of the Employment Agreement.

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        7.1 Survival of Representations and Warranties. All covenants to be performed by BackWeb Parent prior to the Closing Time, and all representations and warranties of the Founder and BackWeb Parent set forth in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive until the Second Escrow Release Date (as defined below), except that the representations and warranties contained in (a) Sections 2.7 and 2.17 shall survive until the expiration of all applicable statutes of limitation (the "Statutory Periods") and (b) Section 2.2 shall survive indefinitely. Notwithstanding the foregoing, nothing contained in this Section 7.1 shall preclude a party from bringing an action for fraud. All covenants, representations and warranties of Lanacom shall terminate at the Closing Time. The Founder waives any right to contribution or indemnity as against the Surviving Corporation in respect of Lanacom's covenants, representations and warranties.

        7.2    Escrow Arrangements.

               (a) Escrow Fund. As soon as practicable after the Closing, that number of Exchangeable Shares comprising the Escrow Amount will be deposited by the Surviving Corporation, without any act of any Holder in Escrow, with Bank of Montreal Trust Company (or another institution acceptable to BackWeb Parent and the Agent (as defined in Section 7.2(f) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Amount contributed on behalf of any Holder in Escrow shall be a fraction of the total Escrow Amount equal to such Holder's Proportional Escrow Amount, and shall be deducted from the portion of the Amalgamation Consideration to which such holder of Lanacom Common Shares would otherwise be entitled to receive pursuant to
Section 1.5. A list of the respective Escrow Amounts contributed by the Holders shall be provided to the Escrow Agent. The Escrow Amount deposited in the Escrow Fund shall be used effectively to reduce the Amalgamation Consideration in the event of (y) a reduction required pursuant to Section 1.7 of this Agreement and
(z) any claim, loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively with any amounts payable pursuant to Section 1.7, the "Losses") that BackWeb Parent or any of its affiliates have incurred by reason of the breach by Lanacom of any representation, warranty, covenant or agreement of Lanacom contained in this Agreement. BackWeb Parent, Lanacom and the Agent each acknowledge that such Losses, if any, shall be deemed to relate to unresolved contingencies existing at the Closing Date which, if resolved at the Closing Date, would have led to a reduction in the Amalgamation Consideration. Nothing herein shall limit the liability of Lanacom, the Founder or any holder of Lanacom Common Shares for any breach of any covenant, or any willful breach of any representation or warranty, if the Amalgamation does not close. In addition, notwithstanding the foregoing, the Surviving Corporation shall not be entitled to receive any Escrow Amounts from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed an aggregate US_______ deductible amount, have been delivered to the Escrow Agent as provided in paragraph (d); in such case the Escrow Agent shall deliver to the Surviving Corporation for cancellation for no consideration, and in full satisfaction of the aggregate claims of BackWeb Parent (or its affiliates) the number of Exchangeable Shares remaining in the Escrow Fund having an aggregate value (based on the value of the Exchangeable Shares on the Closing Date of US_____ per share) equal to one-third of the aggregate amount of such Losses (reflecting the parties' agreement that one-third of the risk of such event shall be borne by the shareholders of Lanacom and two-thirds of the risk shall be borne by BackWeb Parent) minus the one time aggregate deductible amount of US_______.

               (b) Escrow Period; Distribution upon the First and Second Escrow Release Dates. Subject to the requirements set forth in this Section 7.2(b), the Escrow Fund shall remain in existence immediately following the Closing Time and shall terminate at 5:00 p.m., California Time on the Second Escrow Release Date (as defined below). As used herein "First Escrow Release Date" shall mean the earlier of (i) the date thirty (30) days after the date of delivery by BackWeb Parent's independent auditors to BackWeb Parent of signed, audited consolidated financial statements for the BackWeb Parent fiscal year ended December 31, 1997 and (ii) May 1, 1998. BackWeb Parent shall notify the Escrow Agent in writing of the establishment of the First Release Date. As used herein "Second Escrow Release Date" shall mean the date being six months after the First Escrow Release Date. The First Escrow Release Date and the Second Escrow Release Date are referred to herein collectively as the "Escrow Release Dates." On the First Escrow Release Date, a portion of the Escrow Fund shall be released from escrow to the Holders in Escrow as reasonably practicable in proportion to their respective Proportionate Escrow Interest in an amount equal to one half of the entire Escrow Amount, less any Holdover Amount (as defined below). On the Second Escrow Release Date, a portion of the Escrow Fund shall be released from escrow to the Holders in Escrow as reasonably practicable in proportion to their respective Proportionate Escrow Interest in an amount equal to the entire Escrow Amount then remaining in the Escrow Fund less any Holdover Amount. As soon as all claims relating to a Holdover Amount have been resolved, the Escrow Agent shall deliver to the appropriate Holders in Escrow the remaining portion of the Escrow Fund not required to satisfy such claims and the Escrow Fund shall be terminated. Deliveries of Escrow Amounts from the Escrow Fund to the Holders in Escrow pursuant to this Section 7.2(b) shall be made in proportion to their respective Proportionate Escrow Interest as reasonably practicable. As used herein "Holdover Amount" shall mean (y) any amounts previously returned for cancellation to the Surviving Corporation including, without limitation, such amounts returned pursuant to Section 1.7 of this Agreement and (z) any additional amount which, in the reasonable judgment of BackWeb Parent, subject to the objection of the Agent and subsequent arbitration of the matter in the manner provided in Section 7.2(e) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the applicable Escrow Release Date (which amount shall remain in the Escrow Fund until such claims have been resolved). If any Holdover Amount shall exist on the Second Escrow Release Date, such Holdover Amount shall cause the Escrow Fund to remain in existence until such claims have been resolved.

               (c) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the period that the Escrow Fund remains in existence, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of BackWeb Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Holders in Escrow shall be treated as the owners of the Escrow Fund for all purposes, subject to the rights of BackWeb Parent and the Surviving Corporation under this Agreement.

               (d)    Claims Upon Escrow Fund; Distributions; Voting;
Conversion.

                      (i) Upon receipt by the Escrow Agent at any time on or before the Second Escrow Release Date of a certificate signed by any officer of BackWeb Parent (an "Officer's Certificate"): (A) stating that BackWeb Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of

Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(d)(iii), deliver to the Surviving Corporation for cancellation for no consideration that number of Exchangeable Shares specified in the Officer's Certificate, which shall be those Exchangeable Shares remaining in the Escrow Fund having an aggregate value (based on the value of the Exchangeable Shares on the Closing Date of US$______ per share) equal to _________ of the amount of such Losses (reflecting the parties' agreement that _________ of the risk of such event shall be borne by the shareholders of Lanacom and two-thirds of the risk shall be borne by BackWeb Parent) claimed less the aggregate US$_________ deductible amount (or, to the extent the deductible has been previously applied, less any remaining portion of such aggregate US$______ deductible), all as calculated by BackWeb Parent and set forth in the Officer's Certificate. The Escrow Agent shall have no duty or obligation to verify the information or calculations provided to it in such Officer's Certificate.

                      (ii)   [intentionally left blank]

                      (iii) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Agent (as defined in Section 7.2(f)), and for a period of thirty (30) days after such delivery to the Escrow Agent, it shall make no delivery to the Surviving Corporation of any Escrow Amounts pursuant to Section 7.2(b) hereof unless the Escrow Agent shall have received written authorization from the Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with Section 7.2(b) hereof, provided that no such payment or delivery may be made if the Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                      (iv) Any Exchangeable Shares or other equity securities issued or distributed in respect of the Exchangeable Shares (including shares issued upon a stock split) (collectively, "New Shares") in respect of Exchangeable Shares which have not been released from the Escrow Fund shall be added to the Escrow Fund and shall become part of the Escrow Amount for all purposes of this Article VII. All cash dividends, if any, paid on Exchangeable Shares, shall be paid to the holders of Exchangeable Shares in accordance with their respective contributions to the Escrow Fund.

                      (v) Each holder of Exchangeable Shares shall have all voting and other contractual rights with respect to Exchangeable Shares contributed to the Escrow Fund on behalf of any such holder (and any New Shares having voting rights) so long as such Exchangeable Shares or other voting securities are held in the Escrow Fund, except to the extent that BackWeb Parent and the Agent agree in writing.

                      (vi) None of the Exchangeable Shares in the Escrow Fund shall be exchanged for BackWeb Parent Ordinary Shares while in the Escrow Fund, except to the extent that BackWeb Parent and the Agent agree in writing, in their discretion, provided that in such event the BackWeb Parent Ordinary Shares issued in respect of such Exchangeable Shares shall be placed into escrow under the terms and conditions hereof. A copy of such agreement, together with a joint letter of instruction, shall be delivered to the Escrow Agent directing it as to any exchange.

                      (vii)  Notwithstanding any of the foregoing in this
Article VII, the procedures in Sections 7.2(d)(i) and (iii) above shall be deemed inapplicable in the case of claims made against the Escrow pursuant to
Section 1.7 of this Agreement. In such case, upon BackWeb Parent's presentation to the Escrow Agent of an Officer's Certificate, within five (5) days following the receipt of such Officer's Certificate, the Escrow Agent shall cause to be distributed to the Surviving Corporation for cancellation for no consideration that number of Exchangeable Shares as specified in the Officer's Certificate, which shall be based upon the Final Balance Sheet containing the Accountants' final determination of a Final Net Asset Value more negative than US$_________ and more negative than the Preliminary Net Asset Value, as determined pursuant to Section 1.7(b) hereof.

               (e)    Resolution of Conflicts; Arbitration.

                      (i) In case the Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Agent and BackWeb Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Agent and BackWeb Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

                      (ii) If no such agreement can be reached after good faith negotiation, either BackWeb Parent or the Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. BackWeb Parent and the Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such arbitration award shall be binding and conclusive upon the parties to this Agreement. BackWeb Parent shall deliver to the Escrow Agent a copy of such arbitration award together with an Officer's Certificate directing the Escrow Agent to comply with such arbitration award and, notwithstanding anything in
Section 7.2(d) to the contrary, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                      (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(e), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is in dispute, BackWeb Parent shall be deemed to be the "Non-Prevailing Party" in the event that the arbitrators award BackWeb Parent less than the sum of one-half (1/2) of the disputed amount; otherwise, the holders of Exchangeable Shares as represented by the Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                      (iv) Notwithstanding any of the foregoing, the disputes arising in connection with provisions set forth in Sections 7.2(e)(i)-(iii) above, which provisions include, without limitation, procedures for conflicts resolution and arbitration, shall be deemed inapplicable in the case of claims made against the Escrow pursuant to Section 1.9 of this Agreement. In such case,
Section 1.7(c) shall govern. The Escrow Agent shall not be responsible, nor shall it have any duty or obligation to determine, under which Section hereof has been made or may arise under.

               (f)    Agent of the Stockholders; Power of Attorney.

                      (i) In the event that the Amalgamation is approved, effective upon such vote, and without further act of any shareholder, Anthony Davis shall be appointed as agent and attorney-in-fact (the "Agent") for each Holder in Escrow, to give and receive notices and communications, to authorize delivery to BackWeb Parent of Exchangeable Shares from the Escrow Fund in satisfaction of claims by BackWeb Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Agent for the accomplishment of the foregoing. Such agency may be changed by the Holders in Escrow from time to time upon not less than thirty (30) days prior written notice to BackWeb Parent and the Escrow Agent; provided that the Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. The Agent may resign from such agency at any time upon written notice to BackWeb Parent and the Escrow Agent, whereupon holders of not less than a two-thirds interest in the Escrow Fund shall promptly appoint a replacement Agent and shall notify BackWeb Parent and the Escrow Agent in writing of any replacement Agent. No bond shall be required of the Agent, and the Agent shall not receive compensation for his or her services. Notices or communications to or from the Agent shall constitute notice to or from each of the Holders in Escrow.

                      (ii) The Agent shall not be liable for any act done or omitted hereunder as Agent except to the extent the Agent acts in bad faith or is grossly negligent. The Holders in Escrow on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Agent and hold the Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Agent and arising out of or in connection with the acceptance or administration of the Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Agent. The Agent shall be entitled to make payment from the Escrow Fund of all expenses, including reasonable fees and expenses of any such legal counsel, incurred by the Agent in connection with the acceptance or administration of the Agent's duties hereunder.

                      (iii) A decision, act, consent or instruction of the Agent shall constitute a decision of all the Holders in Escrow and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and BackWeb Parent may rely upon and shall be fully protected in relying upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of each every such Holder in Escrow. The Escrow Agent and BackWeb Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

               (g)    Third Party Claims.

                      (i) In the event BackWeb Parent becomes aware of a third party claim which BackWeb Parent believes may result in a demand against the Escrow Fund, BackWeb Parent shall notify the Agent of such claim, and the Agent and the Holders in Escrow shall be entitled, at their expense, to participate in any defense of such claim. BackWeb Parent shall consult with the Agent prior to settlement of any such claim and discuss with the Agent in good faith any input regarding the claim and potential settlement the Agent may have prior to any settlement. After such consultation, BackWeb Parent shall have the right to settle any such claim; provided, however, that except with the consent of the Agent (which shall not be unreasonably withheld), no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Agent has consented to any such settlement, the Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by BackWeb Parent against the Escrow Fund with respect to such settlement.

                      (ii) If any claim is asserted against BackWeb Parent or its affiliates that the use of HeadLiner software by Lanacom, BackWeb Parent or any of their licensed customers infringes or otherwise violates the copyright (or author's and moral rights) of a third party in any content located on a Website accessed by such software, then BackWeb Parent shall use its commercially reasonable efforts to obtain permission or a license from the owner or holder of such copyright (or author's and moral right) to allow the software to access such content. In the event that such permission or license is not granted, BackWeb Parent agrees that it shall to the extent commercially reasonable (i) de-list the relevant Website(s) from the software's directory list, (ii) stop using the software to access the relevant Website(s) and/or
(iii) prevent its licensed customers from accessing such Websites. Such efforts could include without limitation (to the extent commercially reasonable) notifying licensed customers of prohibited Websites and making minor modifications to the software to prevent such access. BackWeb Parent agrees that it will consult with Founder in respect of such copyright issues as they arise and will attempt to the extent commercially reasonable to settle any litigation commenced by such parties regarding such issues as efficiently as possible in light of the circumstances.

               (h)    Escrow Agent's Duties.

                      (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article VII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of BackWeb Parent and the Agent, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent may rely and shall be protected in relying or refraining from acting on any instrument, instruction, notice or other document reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                      (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings of judicial proceedings or similar actions given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                      (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                      (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, instruction, notice or other document, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Surviving Corporation Exchangeable Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                      Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Surviving Corporation Exchangeable Shares held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Escrow Agent may recoup directly from the Escrow Fund. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                      (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, such indemnity to be satisfied directly from the Escrow Fund. This right of indemnification shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by the parties.

                      (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to BackWeb Parent and the Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:
BackWeb Parent and Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, BackWeb Parent shall have the right to appoint a successor escrow agent authorized to do business in the Province of Ontario, Canada. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                      (ix) The Escrow Agent's duties shall be determined only with reference to this Article VII and are not changed with any duty, obligation or responsibility in connection with any other Article in this Agreement, nor with any other document or agreement.

               (i)    Exclusivity of Remedies. Resort to the provisions of this
Article VII and Section 1.7 providing for the delivery of Exchangeable Shares to the Surviving Corporation for cancellation from the Escrow Fund shall be BackWeb Parent's (and its affiliates') exclusive remedy for any Losses, except for Losses resulting from breaches of representations and warranties contained in Sections 2.2, 2.7 and 2.17 of this Agreement and Losses resulting from fraud (collectively, the "Special Losses"). The parties agree that BackWeb Parent shall be able to recover from Founder Holdco for all Special Losses, including any Losses above the Escrow Amount, during the applicable survival period set forth in Section 7.1 hereof; provided however, that Founder Holdco's aggregate liability with respect to all Special Losses (including Founder Holdco's proportionate share of any amounts paid to BackWeb Parent out of the Escrow Fund) shall not exceed the total Amalgamation Consideration received by Founder Holdco (including Exchangeable Shares placed in Escrow pursuant to the provisions of Section 1.9 and Article VII). The Founder agrees that until such time as the Escrow Fund shall have been terminated in accordance with Section 7.2(b), the Founder will remain the owner of all right, title and interest in and to all of the outstanding shares of Founder Holdco, that Founder Holdco will remain the owner of all right, title and interest in and to all of the Exchangeable Shares delivered to it under this Agreement, that Founder Holdco shall not effect any borrowings or incur any liabilities other than potential liabilities to BackWeb Parent or BackWeb Canada under this Agreement and that Founder Holdco will not be used for any purpose other than as contemplated by this Agreement. The parties hereto agree that the Founder shall not be personally liable for any breach of this Agreement (except for a breach of the preceding sentence which actually reduces the ability of the Surviving Corporation or BackWeb Parent to recover Exchangeable Shares for cancellation which it would have otherwise been entitled to recover under this Agreement, and in such circumstances only to the extent of such actual reduction) and that (except for any breach of the preceding sentence) recourse to the Escrow Fund or to Founder Holdco in accordance with this Section 7.2(i) shall be BackWeb Parent's (and its affiliates') exclusive remedy hereunder.

                                  ARTICLE VIII

                        CERTAIN RIGHTS OF BACKWEB PARENT
                         TO ACQUIRE EXCHANGEABLE SHARES

        8.1    BackWeb Parent Liquidation Call Right.

               (a) BackWeb Parent shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Surviving Corporation pursuant to
Article 5 of the provisions of the Exchangeable Shares (the "Exchangeable Share Provisions") to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (as defined in the Exchangeable Share Provisions) all, but not less than all of the Exchangeable Shares held by each such holder on payment by BackWeb Parent of an amount per Exchangeable Share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a BackWeb Parent Ordinary Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one BackWeb Parent Ordinary Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share and all dividends declared on BackWeb Parent Ordinary Shares which have not been declared on such Exchangeable Shares in accordance with section 7.1 of the Exchangeable Share Provisions (collectively the "Liquidation Call Purchase Price"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Liquidation Call Right by BackWeb Parent, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to BackWeb Parent on the Liquidation Date on payment by BackWeb Parent to the holder of the Liquidation Call Purchase Price for each such Exchangeable Share.

               (b) To exercise the Liquidation Call Right, BackWeb Parent must notify the Surviving Corporation's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and the Surviving Corporation of BackWeb Parent's intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Surviving Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Surviving Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not BackWeb Parent has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by BackWeb Parent. If BackWeb Parent exercises the Liquidation Call Right, on the Liquidation Date BackWeb Parent will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price.

               (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, BackWeb Parent shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of BackWeb Parent Ordinary Shares deliverable by BackWeb Parent in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by BackWeb Parent upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the BackWeb Parent Ordinary Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Surviving Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of BackWeb Parent shall deliver to such holder, certificates representing the BackWeb Parent Ordinary Shares to which the holder is entitled and a cheque or cheques of BackWeb Parent payable at par and in Canadian dollars at any Canadian branch of the bankers of BackWeb Parent or of the Surviving Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If BackWeb Parent does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Surviving Corporation in connection with the liquidation, dissolution or winding-up of the Surviving Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

        8.2    BackWeb Parent Redemption Call Right.

               (a) BackWeb Parent shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of Exchangeable Shares by the Surviving Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares to be redeemed on the Redemption Date (as defined in the Exchangeable Share Provisions) all but not less than all of the Exchangeable Shares held by each such holder on payment by BackWeb Parent to the holder of an amount per Exchangeable Share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a BackWeb Parent Ordinary Share on the last Business Day prior to the Redemption date, which shall be satisfied in full by causing to be delivered to such holder one BackWeb Parent Ordinary Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share in accordance with section 7.1 of the Exchangeable Share Provisions (collectively the "Redemption Call Purchase Price"), provided that if the record date for any such declared and unpaid dividend occurs on or after the Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Redemption Call Right by BackWeb Parent, each holder shall be obligated to sell all the Exchangeable Shares held by the holder and otherwise to be redeemed to BackWeb Parent on the Redemption Date on payment by BackWeb Parent to the holder of the Redemption Call Purchase Price for each such Exchangeable Share.

               (b) To exercise the Redemption Call Right, BackWeb Parent must notify the Transfer Agent, as agent for the holder of Exchangeable Shares, and the Surviving Corporation of BackWeb Parent's intention to exercise such right at least 20 days before the Automatic Redemption Date (as defined in the Exchangeable Share Provisions), in the case of the Automatic Redemption (as defined in the Exchangeable Share Provisions). The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not BackWeb Parent has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by BackWeb Parent. If BackWeb Parent exercises the Redemption Call Right, on the Redemption Date BackWeb Parent will purchase and the holders will sell all of the Exchangeable Shares to be redeemed for a price per Exchangeable Share equal to the Redemption Call Purchase Price.

               (c) For the purposes of completing this purchase of Exchangeable Shares pursuant to the Redemption Call Right, BackWeb Parent shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of BackWeb Parent Ordinary Shares deliverable by BackWeb Parent in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by BackWeb Parent upon presentation and surrender by the holder of certificates representing the Exchangeable Shares purchased by BackWeb Parent from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the BackWeb Parent Ordinary Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the bylaws of the Surviving Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of BackWeb Parent shall deliver to such holder, certificates representing the BackWeb Parent Ordinary Shares to which the holder is entitled and a cheque or cheques of BackWeb Parent payable at par and in Canadian dollars at any branch of the bankers of BackWeb Parent or of the Surviving Corporation in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If BackWeb Parent does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holder of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Surviving Corporation in connection with the redemption of Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

        8.3 Withholding Rights. BackWeb Parent and the Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Exchangeable Shares such amounts as BackWeb Parent or the Transfer Agent is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of Israeli state, provincial, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of such consideration as is necessary to provide sufficient funds to BackWeb Parent or the Transfer Agent, as the case may be, BackWeb Parent is hereby authorized to sell or otherwise dispose of, or direct to have sold or disposed of, at fair market value, such portion of the Exchangeable Shares or consideration payable to the holder as is necessary in order to enable BackWeb Parent to comply with such deduction or withholding requirement and BackWeb Parent or the Transfer Agent shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

        9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Amalgamation abandoned at any time prior to the Closing Time:

               (a)    by mutual consent of Lanacom and BackWeb Parent; or

               (b) by BackWeb Parent or Lanacom if the Closing has not occurred by August 31, 1997, other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Closing Time; or

               (c) by BackWeb Parent or Lanacom if there shall be a final nonappealable order of a court in effect preventing consummation of the Amalgamation; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Amalgamation by any Governmental Entity which would make the consummation of the Amalgamation illegal; or

               (d) by BackWeb Parent or Lanacom if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Amalgamation by any Governmental Entity, which would: (i) prohibit BackWeb Parent's or Lanacom's ownership or operation of all or a material portion of the business of Lanacom or (ii) compel BackWeb Parent or Lanacom to dispose of or hold separate all or a material portion of the business or assets of Lanacom or BackWeb Parent as a result of the Amalgamation; or

               (e) by BackWeb Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Lanacom, provided, that, if such breach is curable by Lanacom within five (5) business days through the exercise of its reasonable best efforts, then for so long as Lanacom continues to exercise such reasonable best efforts BackWeb Parent may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within five (5) business days following written notification of such breach to Lanacom from BackWeb Parent (with the provision that no cure period shall be required for a breach which by its nature cannot be cured); or

               (f) by Lanacom if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this

Agreement on the part of BackWeb Parent, provided that, if such breach is curable by BackWeb Parent within five (5) business days through the exercise of its reasonable best efforts, then for so long as BackWeb Parent continues to exercise such reasonable best efforts Lanacom may not terminate this Agreement under this Section 9.1(f) unless such breach is not cured within five (5) business days following written notice of such breach to BackWeb Parent by Lanacom (with the provision that no cure period shall be required for a breach which by its nature cannot be cured).

        Where action is taken to terminate this Agreement pursuant to this
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of BackWeb Parent or Lanacom, or their respective officers, directors or shareholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, Sections 5.2, 5.3, 5.4,
Article IX and Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        9.3 Amendment. Except as is otherwise required by applicable law after the shareholders of Lanacom approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        9.4 Extension; Waiver. At any time prior to the Closing Time, BackWeb Parent, on the one hand, and Lanacom, on the other hand, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) upon delivery, if delivered by hand, (b) five (5) business days after the business day of deposit with Federal Express or similar courier for overnight delivery, freight prepaid or (c) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by fifteen (15) days' advance written notice to the other party pursuant to the provisions above):

               (a)    if to BackWeb Parent or the Surviving Corporation, to:

                             BackWeb Technologies Ltd.
                             5 Kiryat Mada, Har Hotzvim
                             Jerusalem, Israel
                             Attn: Nir Barkat, Chairman of the Board
                             Facsimile No.: 972-2-587-0449
                             Telephone No.: 972-2-587-0444

                      with copies to:

                             BackWeb Technologies Ltd.
                             c/o BackWeb Technologies Inc.
                             2077 Gateway Place, Suite 500
                             San Jose, California 95110
                             Attn: Carolyn Aver
                             Facsimile No.: 1-408-437-0200
                             Telephone No.: 1-408-437-0214

                      and:


                             Wilson Sonsini Goodrich & Rosati, P.C.
                             650 Page Mill Road
                             Palo Alto, California 94304-1050
                             Attention: Howard S. Zeprun, Esq.
                             Facsimile No.: 1-415-493-6811
                             Telephone No.: 1-415-492-9300

                      and:

                             Naschitz, Brandes & Co.
                             "Beit Tzarfat", 5 Tuval Street
                             Tel-Aviv, Israel
                             Attention: Gil Brandes, Esq.
                             Facsimile No.: 972-3-623-5000
                             Telephone No.: 972-3-623-5005

               (b)    if to Lanacom, to:

                             Lanacom Inc.
                             251 Consumers Road, Suite 910
                             Toronto, Ontario
                             Canada M2J 4R3
                             Attn: Anthony Davis
                             Facsimile No.: 1-416-490-8601
                             Telephone No.: 1-416-490-7744

                      with a copy to:

                             Osler, Hoskin & Harcourt
                             P.O. Box 50
                             1 First Canadian Place, Suite 600
                             Toronto, Ontario
                             Canada M5X 1B8
                             Attn: Richard Nathan
                             Facsimile No.: 1-416-862-6666
                             Telephone No.: 1-416-362-2111

               (c)    if to the Agent, to:

                             Anthony Davis
                             c/o Lanacom Inc.
                             251 Consumers Road, Suite 910
                             Toronto, Ontario
                             Canada M2J 4R3
                             Facsimile No.: 1-416-490-8601
                             Telephone No.: 1-416-490-7744

               with a copy to:

                             Osler, Hoskin & Harcourt
                             P.O. Box 50
                             1 First Canadian Place, Suite 600
                             Toronto, Ontario
                             Canada M5X 1B8
                             Attn: Richard Nathan
                             Facsimile No.: 1-416-862-6666
                             Telephone No.: 1-416-362-2111

        10.2 Interpretation. Any reference to dollar amounts in this Agreement shall be to United States Dollars ("US$"), unless expressly stated otherwise herein. Amounts expressed in Canadian dollars are preceded by "Cdn$." The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." References to "business day" shall mean any day upon which banks are ordinarily open for business in both Toronto, Canada and the State of California. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.3 Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder except that the Agent and the Escrow Agent shall have the express rights articulated in Article VII hereof; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that BackWeb Parent may assign its rights and delegate its obligations hereunder to its affiliates provided that BackWeb parent shall continue to be bound thereby.

        10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the other parties to this Agreement in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein may be instituted in a federal or state court within the federal Northern District of California or in any federal or provincial court in the Province of Ontario, Canada (ii) waives to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Lanacom has appointed CT Corporation System, 818 West 7th Street, Los Angeles, California 90017 as its authorized agent and BackWeb Parent has appointed BackWeb Technologies Inc., 2077 Gateway Place, Suite 500, San Jose, California 95110 as its authorized agent (each an "Authorized Agent") upon whom process may be served in connection with any action based on this Agreement or any transaction contemplated hereby which may be instituted in any federal or state court within the federal Northern District of California and BackWeb Parent has appointed BackWeb Canada as an additional Authorized Agent upon whom process may be served in connection with any action based on this Agreement or any transaction contemplated hereby which may be instituted in any federal or provincial court in the Province of Ontario, Canada. In each case, such appointment shall be irrevocable. Each of the parties hereto represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to taken any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon an Authorized Agent and written notice of such service to the applicable party shall be deemed, in every respect, effective service of process upon such party.

        10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        IN WITNESS WHEREOF, BackWeb Parent, BackWeb Canada, Lanacom and the Founder have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

BACKWEB TECHNOLOGIES LTD.               LANACOM INC.


By: ___________________________         By: ___________________________

Name: _________________________         Name: _________________________

Title: ________________________         Title: ________________________


BACKWEB CANADA INC.


By: ___________________________

Name: _________________________

Title: ________________________


ANTHONY DAVIS


_______________________________
Anthony Davis


With respect to the matters set forth in Article VII only, each of the Agent and the Escrow Agent has caused this Agreement to be signed by it or its duly authorized representative, as of the date first written above.

AGENT                                   ESCROW AGENT


_______________________________         By: ___________________________
Anthony Davis
                                        Name: _________________________

                                        Title: ________________________

AMALGAMATION AGREEMENT made as of the 7th day of August, 1997 between BACKWEB CANADA INC., a corporation incorporated under the laws of the Province of Ontario ("BackWeb"), and LANACOM INC., a corporation incorporated under the laws of the Province of Ontario ("Lanacom").

            WHEREAS:

A. BackWeb was incorporated under the OBCA by certificate and articles of incorporation effective June 26, 1997.

B. The authorized capital of BackWeb consists of an unlimited number of common shares of which one common share is issued and outstanding at the date hereof.

C. Lanacom was incorporated under the OBCA by certificate and articles of incorporation effective August 7, 1996, as amended by certificates and articles of amendment effective October 16, 1996.

D. The authorized capital of Lanacom consists of an unlimited number of Common Shares and an unlimited number of Preference Shares, issuable in series, of which 4,001,052 common shares and no Preference Shares are issued and outstanding at the date hereof.

E. BackWeb and Lanacom propose to amalgamate and continue as one corporation pursuant to the OBCA upon the terms and subject to the conditions hereinafter set out.

            NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set out, the parties covenant and agree as follows:

1.          INTERPRETATION

      (1) DEFINITIONS. In this Agreement, including the recitals hereto, the following words and expressions have the respective meanings ascribed to them below:

      "Agreement" means this agreement as the same may be amended, modified or supplemented from time to time;

      "Amalgamated Corporation" means the corporation continuing from the Amalgamation.

      "Amalgamation" means the amalgamation of BackWeb and Lanacom contemplated by this Agreement.

      "Certificate of Amalgamation" means the certificate of amalgamation issued by the Director in respect of the Amalgamation.

      "Director" means the Director appointed under section 278 of the OBCA.

      "Effective Date" means the date of the Certificate of Amalgamation.

      "OBCA" means the Business Corporations Act (Ontario), as amended or re-enacted from time to time.

      "party" means a party to this Agreement.

      "Resident Canadian" has the meaning ascribed to the term "resident Canadian" in the OBCA.

      (2) GENERAL RULES OF INTERPRETATION. The division of this Agreement into sections, subsections and a schedule and the provision of titles for sections, subsections and the schedule shall not affect the interpretation of this Agreement. The schedule to this agreement constitutes an integral part of this Agreement. The terms "herein", "hereto" and "hereinafter" refer to this Agreement as a whole and not to any particular section or subsection or the schedule.

      (3) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2.          AMALGAMATION

            BackWeb and Lanacom hereby agree to amalgamate and continue as one corporation under the provisions of the OBCA upon the terms and subject to the conditions hereinafter set out.

3.          NAME

            The name of the Amalgamated Corporation shall be "BACKWEB CANADA INC.".

4. REGISTERED OFFICE. The registered office of the Amalgamated Corporation shall be located at 251 Consumers Road, Suite 910, Toronto, Ontario, Canada, M2J 4R3.

5.   AUTHORIZED CAPITAL

     The authorized capital of the Amalgamated Corporation shall consist of (i) an unlimited number of shares of a class designated common shares; and (ii) an unlimited number of shares of a class designated Class A shares. The rights, privileges, restrictions and conditions attaching to each class of shares of the Amalgamated Corporation are set out in Schedule 1 to this Agreement.

6.   DIRECTORS

     The board of directors of the Amalgamated Corporation shall consist of a minimum of one director and a maximum of 15 directors. The number of directors of the Amalgamated Corporation and the number of directors to be elected at the annual meeting of the shareholders of the Amalgamated Corporation or by the signing of a resolution in lieu thereof, until changed in accordance with the OBCA, shall be two. The first directors of the Amalgamated Corporation shall be the persons named below:

                                                            RESIDENT
NAME                     ADDRESS                            CANADIAN
Anthony Davis            10 Prescott Court                    Yes
                         Thornhill, Ontario L3T 5W7

Carolyn Vanderhorst      880 East Freemont Avenue             No
  Aver                   Apt. 417
                         Sunnyvale, California 44087
                         United States of America

Such persons shall hold office until the first meeting of the shareholders of the Amalgamated Corporation or until their successors are elected or appointed.

7.   RESTRICTIONS ON BUSINESS

     These shall be no restrictions on the business which the Amalgamated Corporation is authorized to carry on or on the powers which the Amalgamated Corporation may exercise.

8.        ENTITLEMENTS ON AMALGAMATION

     (1)  On the Effective Date:

     (i) the one issued and outstanding common share of BackWeb shall be converted into one issued and fully paid common share of the Amalgamated Corporation; and

     (ii) each issued and outstanding Common Share of Lanacom shall be converted into 2.13266602 Class A shares of the Amalgamated Corporation.

     (2) No fraction of a Class A share shall be issued, but in lieu thereof, the number of Class A shares issuable to any holder of common shares of Lanacom shall be rounded up to the nearest whole Class A share, after aggregating all fractional Class A shares to be received by such holder.

9.        STATED CAPITAL OF THE AMALGAMATED CORPORATION

     (1) Common Shares. The amount to be added to the stated capital account maintained in respect of the common shares issued on the Effective Date shall be equal to the stated capital of the common shares of BackWeb immediately prior to the Amalgamation.

     (2) Class A Shares. The amount to be added to the stated capital account maintained in respect of the Class A shares issued on the Effective Date shall be equal to the stated capital of the Common Shares of Lanacom immediately prior to the Amalgamation.

10.       RESTRICTIONS ON THE TRANSFER OF SHARES

          The right to transfer shares of the Amalgamated Corporation shall be restricted in that no shares shall be transferred without either:

     (a) the consent of the directors of the Amalgamated Corporation, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such shares; or

     (b) the consent of the holder or holders of shares of the Amalgamated Corporation to which are attached at least a majority of the votes attached to all shares of the Amalgamated Corporation for the time being outstanding carrying a voting right either under all circumstances or under circumstances that have occurred and are continuing, expressed by resolution passed by such holder or holders or by an instrument or instruments in writing signed by such holder or holders, which consent may be given either prior or subsequent to the time of transfer of such shares.

     Notwithstanding the previous paragraph, a holder may transfer shares of the Amalgamated Corporation to a "related person" (as defined in the Business Corporations Act (Ontario)) of such holder, provided that written notice of such proposed transfer is given to the Amalgamated Corporation at least 10 days prior to the proposed transfer date and the proposed transferee agrees, in form satisfactory to the Amalgamated Corporation, to assume all obligations of the holder under any agreements with shareholders of the Amalgamated Corporation.

11. LIMITATION ON NUMBER OF SHAREHOLDERS

     The number of shareholders of the Amalgamated Corporation, exclusive of persons who are in the employment of the Amalgamated Corporation and exclusive of persons who, having been formerly in the employment of the Amalgamated Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Amalgamated Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

12. PROHIBITION AGAINST DISTRIBUTION OF SECURITIES

     Any invitation to the public to subscribe for any securities of the Amalgamated Corporation is hereby prohibited.

13.   BY-LAWS

     (1) The by-laws of the Amalgamated Corporation shall be the by-laws of BackWeb in effect immediately prior to the Amalgamation.

     (2) A copy of the proposed by-laws of the Amalgamated Corporation may be examined at any time prior to the Effective Date at the proposed registered office of the Amalgamated Corporation.

14. ARTICLES OF AMALGAMATION

     Upon the shareholder of BackWeb and the shareholders of Lanacom approving the Amalgamation, this Agreement and any variations thereof, BackWeb and Lanacom shall as promptly as practicable thereafter complete and send to the Director articles of amalgamation in prescribed form providing for the Amalgamation and such other documents as may be required pursuant to the OBCA.

15.  EXPENSES

     If the Amalgamation is not consummated, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by BackWeb, on the one hand, or by Lanacom, on the other hand, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

16.  FINANCIAL YEAR-END

     Unless otherwise determined by resolution of the directors of the Amalgamated Corporation, the financial year of the Amalgamated Corporation shall end on December 31 in each year.

17.  AMENDMENT

     This Agreement may at any time and from time to time before or after approval thereof by the shareholders of BackWeb and Lanacom be amended by written agreement of the parties without, subject to applicable law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation, change the time for performance of any of the obligations or acts of the parties or waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto, provided that no such amendment shall change the provisions hereof regarding the consideration to be received by shareholders of Lanacom in exchange for their Common Shares of Lanacom without approval by the holders of such Common Shares given in the same manner as required for the approval of the Amalgamation.

18.  FURTHER ASSURANCES

     Each of the parties agrees to execute and deliver such further instruments and to do such further acts and things as may be reasonably necessary or appropriate to carry out the intent of this Agreement.

19.  TIME OF ESSENCE

     Time shall be of the essence of this Agreement.

20.  CURRENCY

     All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless specified to be in coin or currency of the United States of America ("United States dollars" or "U.S.$").

21.  BINDING EFFECT

     This Agreement shall be binding upon and enure to the benefit of the parties and their successors and permitted assigns.

22.  ASSIGNMENT

     Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

     IN WITNESS WHEREOF the parties have executed this Agreement.


                                      BACKWEB CANADA INC.

                                      by:  /s/ [Signature Illegible]
                                         -------------------------------------
                                               Chief Financial Officer


                                      LANACOM INC.

                                      by:  /s/ [Signature Illegible]
                                         -------------------------------------
                                               President

                                   SCHEDULE 1
                       TO AMALGAMATION AGREEMENT BETWEEN
                      BACKWEB CANADA INC. AND LANACOM INC.

PROVISIONS ATTACHING TO COMMON SHARES

     The common shares in the capital of the Amalgamated Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

Dividends

     Subject to the prior rights of the holders of any shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Amalgamated Corporation shall pay dividends thereon, as and when declared by the board of directors of the Amalgamated Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

Dissolution

     In the event of the dissolution, liquidation or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other distribution of assets of the Amalgamated Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the exchangeable non-voting shares and to any other shares ranking senior to common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Amalgamated Corporation ratably with the holders of the common shares.

Voting Rights

     The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Amalgamated
Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Amalgamated Corporation, except for meetings at which only holders of another specified class or series of shares of the Amalgamated Corporation are entitled to vote separately as a class or series.

PROVISIONS ATTACHING TO CLASS A SHARES

      The Class A shares in the capital of the Amalgamated Corporation shall have attached thereto the following, rights, privileges, restrictions and conditions:

DIVIDENDS

      Subject to the prior rights of the holders of any shares ranking senior to the Class A shares with respect to priority in the payment of dividends, the holders of Class A shares shall be entitled to receive dividends and the Amalgamated Corporation shall pay dividends thereon, as and when declared by the board of directors of the Amalgamated Corporation out of moneys properly applicable to the payment of dividends,in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A shares shall be declared and paid in equal amounts per share on all Class A shares at the time outstanding.

DISSOLUTION

      In the event of the dissolution, liquidation or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other distribution of assets of the Amalgamated Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the exchangeable non-voting shares and to any other shares ranking senior to the Class A shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A shares shall be entitled to receive the remaining property and assets of the Amalgamated Corporation ratably with the holders of the common shares.

VOTING RIGHTS

      Except where specifically provided by the Business Corporations Act (Ontario), the holders of the Class A shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Amalgamated Corporation and shall not be entitled to vote at any meeting of shareholders of the Amalgamated Corporation. The holders of the Class A shares are not entitled to vote separately as a class upon any proposal to amend the articles of the Amalgamated Corporation to effect an exchange, reclassification or cancellation of the Class A shares or to create a new class of shares equal or superior to the Class A shares, except in the case of a series under section 25 of the Business Corporations Act (Ontario).

20.         CURRENCY

            All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless specified to be in coin or currency of the United States of America ("United States dollars" or "U.S.$").

21.         BINDING EFFECT

            This Agreement shall be binding upon an enure to the benefit of the parties and their successors and permitted assigns.

22.         ASSIGNMENT

            Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

            IN WITNESS WHEREOF the parties have executed this Agreement.

                                          BACKWEB CANADA INC.

                                          by:
                                             -----------------------------------
                                                    CHIEF FINANCIAL OFFICER


                                          LANACOM INC.

                                          by:
                                             -----------------------------------
                                                           PRESIDENT

                                   SCHEDULE 1
                       TO AMALGAMATION AGREEMENT BETWEEN
                      BACKWEB CANADA INC. AND LANACOM INC.


PROVISIONS ATTACHING TO COMMON SHARES

      The common shares in the capital of the Amalgamated Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

      Subject to the prior rights of the holders of any shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Amalgamated Corporation shall pay dividends thereon, as and when declared by the board of directors of the Amalgamated Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

DISSOLUTION

      In the event of the dissolution, liquidation or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other distribution of assets of the Amalgamated Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the exchangeable non-voting shares and to any other shares ranking senior to common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Amalgamated Corporation ratably with the holders of the common shares.

VOTING RIGHTS

      The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Amalgamated Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Amalgamated Corporation, except for meetings at which only holders of another specified class or series of shares of the Amalgamated Corporation are entitled to vote separately as a class or series.

PROVISIONS ATTACHING TO CLASS A SHARES

     The Class A shares in the capital of the Amalgamated Corporation shall have attached thereto the following, rights, privileges, restrictions and conditions:

DIVIDENDS

     Subject to the prior rights of the holders of any shares ranking senior to the Class A shares with respect to priority in the payment of dividends, the holders of Class A shares shall be entitled to receive dividends and the Amalgamated Corporation shall pay dividends thereon, as and when declared by the board of directors of the Amalgamated Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A shares shall be declared and paid in equal amounts per share on all Class A shares at the time outstanding.

DISSOLUTION

     In the event of the dissolution, liquidation or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other distribution of assets of the Amalgamated Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the exchangeable non-voting shares and to any other shares ranking senior to the Class A shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A shares shall be entitled to receive the remaining property and assets of the Amalgamated Corporation ratably with the holders of the common shares.

VOTING RIGHTS

     Except where specifically provided by the Business Corporations Act (Ontario), the holders of the Class A shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Amalgamated Corporation and shall not be entitled to vote at any meeting of shareholders of the Amalgamated Corporation. The holders of the Class A shares are not entitled to vote separately as a class upon any proposal to amend the articles of the Amalgamated Corporation to effect an exchange, reclassification or cancellation of the Class A shares or to create a new class of shares equal or superior to the Class A shares, except in the case of a series under section 25 of the Business Corporations Act (Ontario).

         Ministry of                     Ministere de                            Ontario Corporation Number
        Consumer and                     la Consommation                     Numero de la compagnie en Ontario
    Commercial Relations                 et du Commerce
         CERTIFICATE                     CERTIFICAT                                       1250113
This is to certify that these            Ceci certifie que les presents
  articles are effective on              statuts entrent en vigueur lo

                 AUGUST 08 AOUT, 1997                         Trade      Line               Corp      Method
                                                              Code        No.     Stat.     Type      Incorp.       Share
/s/ [Signature Illegible]
                                                              [A]        [0]      [0]       [A]        [3]          [S]
Director / Directeur                                           ??         20       28        29         30           31
Business Corporations Act/Loi sur les societes par actions
                                                              Notice
                                                              Req'd                  Jurisdiction

                                                              [N]                     [ONTARIO]                      [A]
                                                               32                     33      47                      57

   FORM 4
  BUSINESS
CORPORATIONS
    ACT

  AGENDA
 NOMBRE 4
   LOI
  SUR LES
COMPAGNIES
                            ARTICLES OF AMALGAMATION
                               STATUTS DE FUSION

1.   The name of the amalgamated corporation is:

Denomination sociale de la compagnie issue de la fusion:

BACKWEB CANADA INC.

2.   The address of the registered office is:

Addresse du siege social:

251 Consumers Road, Suite 910
--------------------------------------------------------------------------------
      (Street & No. or R.R. No. & if Multi-Office Building give Room No.)
                   Rue et numbero ou number de la R.R. et ???

Toronto, Ontario                                                 [M 2 J 4 R 3]
--------------------------------------------------------------------------------
(Name of Municipality or Post Office)                            (Postal Code)
(Nom de le municipalite ou du bureau de postal)                  (Code Postal)

3.   Number (or minimum and maximum number) of directors is:

Nombre (ou nombres et maximal) d'administrateurs:

A minimum of 1 and a maximum of 15.

-------------------------------------------------------------------------------------------------------------------
4.   The director(s) is/are:                     Administrateur(s):                                       Resident
                                                                                                          Canadian
     First name, initials and last name          Residence address, giving Street & No. or R.R. No.,      State
     Prenom, initiales et nom de famille         Municipality and Postal Code                             Yes or No

                                                 Adresse personnelle, y compris la rue et le numero,      Resident
                                                 le numero de la R.R., le nom de la municipalite          Canadien
                                                 et le code postal                                        Oui/Non
-------------------------------------------------------------------------------------------------------------------
Anthony Davis                                    10 Prescott Court                                        Yes
                                                 Thornhill, Ontario
                                                 L3T 5W7

Carolyn Vanderhorst Aver                         880 East Freemont Avenue, Apt. 417                       No
                                                 Sunnyvale, California
                                                 44087

                                                                               2
5. A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection
      176(4) of the Business Corporations Act on the date set out below.
                                                                             [X]
   A) Les actionnaires de chaque societe qui fusionne ont dument adopte la convention de fusion conformement au paragraphe 176(4) de la Loi sur les societes par actions a la date mentionnee ci-dessous.

                                   [ARROW UP]
                              Check        Cocher
                              A or B       A ou B
                                  [ARROW DOWN]

   B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
      The articles of amalgamation in substance contain the provisions of the articles of incorporation of
                                                                             [ ]
   B) Les administrateurs de chaque societe qui fusionne ont approuve la fusion par voia de resolution conformement a l'article 177 de la Loi sur les societes par actions a la date mentionnee ci-dessous. Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutits de

--------------------------------------------------------------------------------
and are more particularly set out in    et sont enonces textuellement aux
these articles.                          presents statuts.


Names of amalgamating        Ontario Corporation      Date of Adoption/Approval
corporations                 Number

Denomination sociale des     Numero de la societe     Date d'adoption ou
societes qui fusionnent      en Ontario               d'approbation
--------------------------------------------------------------------------------
BACKWEB CANADA INC.          1244604                  June 30, 1997

LANACOM INC.                 1194146                  July 2, 1997

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation exercises.

     Limites, s'il a lieu, imposees aux activites commerciales ou aux pouvoirs de la societe.

     None.

7. The classes and any maximum number of shares that the corporation is authorized to issue.

     Categories et nombre maximal, s'il y a lieu, d'actions que la societe est autorisee a emettre:

     The Corporation is authorized to issue:

          (i) an unlimited number of shares of a class designated common shares; and

          (ii) an unlimited number of shares of a class designated Class A shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series:

     Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatis a chaque categorie d'actions oui peut eire emise en serie:

     PROVISIONS ATTACHING TO COMMON SHARES

          The common shares in the capital of the corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

     DIVIDENDS

          Subject to the prior rights of the holders of any shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the corporation shall pay dividends thereon, as and when declared by the board of directors of the corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

     DISSOLUTION

          In the event of the dissolution, liquidation or winding-up of the corporation, whether voluntary or involuntary, or any other distribution of assets of the corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the exchangeable non-voting shares and to any other shares ranking senior to common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the corporation ratably with the holders of the common shares.

     VOTING RIGHTS

          The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the corporation and shall have one vote for each common share held at all meetings of the shareholders of the corporation, except for meetings at which only holders of another specified class or series of shares of the corporation are entitled to vote separately as a class or series.

     PROVISIONS ATTACHING TO CLASS A SHARES

          The Class A shares in the capital of the corporation shall have attached thereto the following, rights, privileges, restrictions and conditions:

                                                                             4-A


     DIVIDENDS

          Subject to the prior rights of the holders of any shares ranking senior to the Class A shares with respect to priority in the payment of dividends, the holders of Class A shares shall be entitled to receive dividends and the corporation shall pay dividends thereon, as and when declared by the board of directors of the corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A shares shall be declared and paid in equal amounts per share on all Class A shares at the time outstanding.

     DISSOLUTION

          In the event of the dissolution, liquidation or winding-up of the corporation, whether voluntary or involuntary, or any other distribution of assets of the corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the exchangeable non-voting shares and to any other shares ranking senior to the Class A shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A shares shall be entitled to receive the remaining property and assets of the corporation ratably with the holders of the common shares.

     VOTING RIGHTS

          Except where specifically provided by the Business Corporations Act (Ontario), the holders of the Class A shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the corporation and shall not be entitled to vote at any meeting of shareholders of the corporation. The holders of the Class A shares are not entitled to vote separately as a class upon any proposal to amend the articles of the corporation to effect an exchange, reclassification or cancellation of the Class A shares or to create a new class of shares equal or superior to the Class A shares, except in the case of a series under section 25 of the Business Corporations Act (Ontario).

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

    L'emission, le tranfert ou la propriete d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:

    The right to transfer shares of the corporation shall be restricted in that no shares shall be transferred without either:

    (a) the consent of the directors of the corporation, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such shares; or

    (b) the consent of the holder or holders of shares of the corporation to which are attached at least a majority of the votes attached to all shares of the corporation for the time being outstanding carrying a voting right either under all circumstances or under circumstances that have occurred and are continuing, expressed by resolution passed by such holder or holders or by an instrument or instruments in writing signed by such holder or holders, which consent may be given either prior or subsequent to the time of transfer of such shares.

    Notwithstanding the previous paragraph, a holder may transfer shares of the corporation to a "related person" (as defined in the Business Corporations Act (Ontario)) of such holder, provided that written notice of such proposed transfer is given to the corporation at least 10 days prior to the proposed transfer date and the proposed transferee agrees, in form satisfactory to the corporation, to assume all obligations of the holder under any agreements with shareholders of the corporation.

10. Other provisions, (if any):

    (1) The number of shareholders of the corporation, exclusive of persons who are in the employment of the corporation and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counter as one shareholders.

    (2) Any invitation to the public to subscribe for any securities of the corporation is hereby prohibited.

11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

    Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les societes par actions constituent l'annexe "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Scheduled "B".

    Une copie de la convention de fusion ou les resolutions des administratuers (selon le cas) constitute(nt) l'annexe "B".

These articles are signed in duplicate.

Les presents statutes sont signes en double exerptaire.


Names of the amalgamating corporation and signatures and descriptions of office of their proper officers.

Denomination sociale des sociates qui fusionnard, signature et fonction de leurs dingeants regufiarement designes.


BACKWEB CANADA INC.


by: /s/ Carolyn V. Aver
   -----------------------------------
    Chief Financial Officer


LANACOM INC.

by: /s/ [Signature Illegible]
   -----------------------------------
    President

                                  SCHEDULE "A"

                                     PART 1

                              BACKWEB CANADA INC.

                            Statement of an Officer


     I, CAROLYN AVER, the Chief Financial Officer of BACKWEB CANADA INC. (the "Corporation"), hereby state that:

(a)  There are reasonable grounds for believing that:

(i) each of the Corporation and Lanacom Inc. and, upon the amalgamation thereof, the amalgamated corporation to be named BACKWEB CANADA INC. (the "Amalgamated Corporation") will be able to pay its liabilities as they become due, and

(ii) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

(b) There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

(c) No creditor has notified the Corporation that he, she or it objects to the amalgamation.

     DATED August 8, 1997.


                                          /s/ CAROLYN AVER
                                          --------------------
                                              Carolyn Aver

                                  SCHEDULE "A"

                                     PART 2

                                  LANACOM INC

                            STATEMENT OF AN OFFICER

     I, Anthony Davis, the President of LANACOM INC. (the "Corporation"), hereby state that:

(a)  There are reasonable grounds for believing that:

(i) each of the Corporation and BackWeb Canada Inc. and, upon the amalgamation thereof, the amalgamated corporation to be named BACKWEB CANADA INC. (the "Amalgamated Corporation") will be able to pay its liabilities as they become due, and

(ii) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

(b) There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

(c) No creditor has notified the Corporation that he, she or it objects to the amalgamation.

     DATED August 8, 1997.




                                         /s/  ANTHONY DAVIS
                                   ------------------------------
                                              Anthony Davis

                                  SCHEDULE "B"


AMALGAMATION AGREEMENT made as of the 8th day of August, 1997 between BACKWEB CANADA INC., a corporation incorporated under the laws of the Province of Ontario ("BackWeb"), and LANACOM INC., a corporation incorporated under the laws of the Province of Ontario ("Lanacom").

          WHEREAS:

A. BackWeb was incorporated under the OBCA by certificate and articles of incorporation effective June 26, 1997.

B. The authorized capital of BackWeb consists of an unlimited number of common shares of which one common share is issued and outstanding at the date hereof:

C. Lanacom was incorporated under the OBCA by certificate and articles of incorporation effective August 7, 1996, as amended by certificates and articles of amendment effective October 16, 1996.

D. The authorized capital of Lanacom consists of an unlimited number of Common Shares and an unlimited number of Preference Shares, issuable in series, of which 4,001,052 common shares and no Preference Shares are issued and outstanding at the date hereof.

E. BackWeb and Lanacom propose to amalgamate and continue as one corporation pursuant to the OBCA upon the terms and subject to the conditions hereinafter set out.

          NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set out, the parties covenant and agree as follows:

1.        INTERPRETATION

     (1) DEFINITIONS. In this Agreement, including the recitals hereto, the following words and expressions have the respective meanings ascribed to them below:

     "Agreement" means this agreement as the same may be amended, modified or supplemented from time to time;

     "Amalgamated Corporation" means the corporation continuing from the Amalgamation.

     "Amalgamation" means the amalgamation of BackWeb and Lanacom contemplated by this Agreement.

     "Certificate of Amalgamation" means the certificate of amalgamation issued by the Director in respect of the Amalgamation.

     "Director" means the Director appointed under section 278 of the OBCA.

     "Effective Date" means the date of the Certificate of Amalgamation.

     "OBCA" means the Business Corporations Act (Ontario), as amended or re-enacted from time to time.

     "party" means a party to this Agreement.

     "Resident Canadian" has the meaning ascribed to the term "resident Canadian" in the OBCA.

     (2) GENERAL RULES OF INTERPRETATION. The division of this Agreement into sections, subsections and a schedule and the provision of titles for sections, subsections and the schedule shall not affect the interpretation of this Agreement. The schedule to this agreement constitutes an integral part of this Agreement. The terms "herein", "hereto" and "hereinafter" refer to this Agreement as a whole and not to any particular section or subsection or the schedule.

     (3) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2.   AMALGAMATION

     BackWeb and Lanacom hereby agree to amalgamate and continue as one corporation under the provisions of the OBCA upon the terms and subject to the conditions hereinafter set out.

3.   NAME

     The name of the Amalgamated Corporation shall be "BACKWEB CANADA INC."

4. Registered Office. The registered office of the Amalgamated Corporation shall be located at 251 Consumers Road, Suite 910, Toronto, Ontario, Canada, M2J 4R3.

5.          AUTHORIZED CAPITAL

            The authorized capital of the Amalgamated Corporation shall consist of (i) an unlimited number of shares of a class designated common shares; and
(ii) an unlimited number of shares of a class designated Class A shares. The rights, privileges, restrictions and conditions attaching to each class of shares of the Amalgamated Corporation are set out in Schedule 1 to this Agreement.

6.          DIRECTORS

            The board of directors of the Amalgamated Corporation shall consist of a minimum of one director and a maximum of 15 directors. The number of directors of the Amalgamated Corporation and the number of directors to be elected at the annual meeting of the shareholders of the Amalgamated Corporation or by the signing of a resolution in lieu thereof, until changed in accordance with the OBCA, shall be two. The first directors of the Amalgamated Corporation shall be the persons named below:

                                                            RESIDENT
NAME                    ADDRESS                             CANADIAN
Anthony Davis           10 Prescott Court                   Yes
                        Thornhill, Ontario  L3T 5W7

Carolyn Vanderhorst     880 East Freemont Avenue            No
  Aver                  Apt. 417
                        Sunnyvale, California 44087
                        United States of America

Such persons shall hold office until the first meeting of the shareholders of the Amalgamated Corporation or until their successors are elected or appointed.

7.          RESTRICTIONS ON BUSINESS

            There shall be no restrictions on the business which the Amalgamated Corporation is authorized to carry on or on the powers which the Amalgamated Corporation may exercise.

8.          ENTITLEMENTS ON AMALGAMATION

      (1)   On the Effective Date;

      (i) the one issued and outstanding common share of BackWeb shall be converted into one issued and fully paid common share of the Amalgamated Corporation; and

      (ii) each issued and outstanding Common Share of Lanacom shall be converted into 2.13266602 Class A shares of the Amalgamated Corporation.

      (2) No fraction of a Class A share shall be issued, but in lieu thereof, the number of Class A shares issuable to any holder of common shares of Lanacom shall be rounded up to the nearest whole Class A share, after aggregating all fractional Class A shares to be received by such holder.

9.          STATED CAPITAL OF THE AMALGAMATED CORPORATION

      (1) COMMON SHARES. The amount to be added to the stated capital account maintained in respect of the common shares issued on the Effective Date shall be equal to the stated capital of the common shares of BackWeb immediately prior to the Amalgamation.

      (2) CLASS A SHARES. The amount to be added to the stated capital account maintained in respect of the Class A shares issued on the Effective Date shall be equal to the stated capital of the Common Shares of Lanacom immediately prior to the Amalgamation.

10.         RESTRICTIONS ON THE TRANSFER OF SHARES

            The right to transfer shares of the Amalgamated Corporation shall be restricted in that no shares shall be transferred without either;

      (a) the consent of the directors of the Amalgamated Corporation, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such shares; or

      (b) the consent of the holder or holders of shares of the Amalgamated Corporation to which are attached at least a majority of the votes attached to all shares of the Amalgamated Corporation for the time being outstanding carrying a voting right either under all circumstances or under circumstances that have occurred and are continuing, expressed by resolution passed by such holder or holders or by an instrument or instruments in writing signed by such holder or holders, which consent may be given either prior or subsequent to the time of transfer of such shares.

     Notwithstanding the previous paragraph, a holder may transfer shares of the Amalgamated Corporation to a "related person" (as defined in the Business Corporations Act (Ontario)) of such holder, provided that written notice of such proposed transfer is given to the Amalgamated Corporation at least 10 days prior to the proposed transfer date and the proposed transferee agrees, in form satisfactory to the Amalgamated Corporation, to assume all obligations of the holder under any agreements with shareholders of the Amalgamated Corporation.

11.  LIMITATION ON NUMBER OF SHAREHOLDERS

     The number of shareholders of the Amalgamated Corporation, exclusive of persons who are in the employment of the Amalgamated Corporation and exclusive of persons who, having been formerly in the employment of the Amalgamated Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Amalgamated Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

12.  PROHIBITION AGAINST DISTRIBUTION OF SECURITIES

     Any invitation to the public to subscribe for any securities of the Amalgamated Corporation is hereby prohibited.

13.  BY-LAWS

     (1) The by-laws of the Amalgamated Corporation shall be the by-laws of BackWeb in effect immediately prior to the Amalgamation.

     (2) A copy of the proposed by-laws of the Amalgamated Corporation may be examined at any time prior to the Effective Date at the proposed registered office of the Amalgamated Corporation.

14.  ARTICLES OF AMALGAMATION

     Upon the shareholder of BackWeb and the shareholders of Lanacom approving the Amalgamation, this Agreement and any variations thereof, BackWeb and Lanacom shall as promptly as practicable thereafter complete and send to the Director articles of amalgamation in prescribed form providing for the Amalgamation and such other documents as may be required pursuant to the OBCA.

15.  EXPENSES

     If the Amalgamation is not consummated, all fees and expenses incurred in connection with the transactions contemplated by this Agreement including without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by BackWeb, on the one hand, or by Lanacom, on the other hand, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

16.  FINANCIAL YEAR-END

     Unless otherwise determined by resolution of the directors of the Amalgamated Corporation, the financial year of the Amalgamated Corporation shall end on December 31 in each year.

17.  AMENDMENT

     This Agreement may at any time and from time to time before or after approval thereof by the shareholders of BackWeb and Lanacom be amended by written agreement of the parties without, subject to applicable law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation, change the time for performance of any of the obligations or acts of the parties or waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties hereto, provided that no such amendment shall change the provisions hereof regarding the consideration to be received by shareholders of Lanacom in exchange for their Common Shares of Lanacom without approval by the holders of such Common Shares given in the same manner as required for the approval of the Amalgamation.

18.  FURTHER ASSURANCES

     Each of the parties agrees to execute and deliver such further instruments and to do such further acts and things as may be reasonably necessary or appropriate to carry out the intent of this Agreement.

19.  TIME OF ESSENCE

     Time shall be of the essence of this Agreement.

20.  CURRENCY

     All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless specified to be in coin or currency of the United States of America ("United States dollars" or "U.S.$").

21.  BINDING EFFECT

     This Agreement shall be binding upon and enure to the benefit of the parties and their successors and permitted assigns.

22.  ASSIGNMENT

     Neither party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

     IN WITNESS WHEREOF the parties have executed this Agreement.


                                      BACKWEB CANADA INC.

                                      by:  /s/ [Signature Illegible]
                                         -------------------------------------
                                               Chief Financial Officer


                                      LANACOM INC.

                                      by:  /s/ [Signature Illegible]
                                         -------------------------------------
                                               President

                                   SCHEDULE 1
                       TO AMALGAMATION AGREEMENT BETWEEN
                      BACKWEB CANADA INC. AND LANACOM INC.


PROVISIONS ATTACHING TO COMMON SHARES

      The common shares in the capital of the Amalgamated Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

      Subject to the prior rights of the holders of any shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Amalgamated Corporation shall pay dividends thereon, as and when declared by the board of directors of the Amalgamated Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

DISSOLUTION

      In the event of the dissolution, liquidation or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other distribution of assets of the Amalgamated Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the exchangeable non-voting shares and to any other shares ranking senior to common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Amalgamated Corporation ratably with the holders of the common shares.

VOTING RIGHTS

      The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Amalgamated Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Amalgamated Corporation, except for meetings at which only holders of another specified class or series of shares of the Amalgamated Corporation are entitled to vote separately as a class or series.

PROVISIONS ATTACHING TO CLASS A SHARES

     The Class A shares in the capital of the Amalgamated Corporation shall have attached thereto the following, rights, privileges, restrictions and conditions:

DIVIDENDS

     Subject to the prior rights of the holders of any shares ranking senior to the Class A shares with respect to priority in the payment of dividends, the holders of Class A shares shall be entitled to receive dividends and the Amalgamated Corporation shall pay dividends thereon, as and when declared by the board of directors of the Amalgamated Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A shares shall be declared and paid in equal amounts per share on all Class A shares at the time outstanding.

DISSOLUTION

     In the event of the dissolution, liquidation or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other distribution of assets of the Amalgamated Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the exchangeable non-voting shares and to any other shares ranking senior to the Class A shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A shares shall be entitled to receive the remaining property and assets of the Amalgamated Corporation ratably with the holders of the common shares.

VOTING RIGHTS

     Except where specifically provided by the Business Corporations Act (Ontario), the holders of the Class A shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Amalgamated Corporation and shall not be entitled to vote at any meeting of shareholders of the Amalgamated Corporation. The holders of the Class A shares are not entitled to vote separately as a class upon any proposal to amend the articles of the Amalgamated Corporation to effect an exchange, reclassification or cancellation of the Class A shares or to create a new class of shares equal or superior to the Class A shares, except in the case of a series under section 25 of the Business Corporations Act (Ontario).

                                SUPPORT AGREEMENT

               MEMORANDUM OF AGREEMENT made as of August __, 1997.

BETWEEN:

         BACKWEB TECHNOLOGIES LTD.
         a corporation existing under the laws of Israel

         (hereinafter referred to as the "Parent"),

                                                              OF THE FIRST PART,

                                     - and -

         BACKWEB CANADA INC.
         a corporation amalgamated under the laws of the Province of Ontario,

         (hereinafter referred to as the "Company"),

                                                             OF THE SECOND PART.

         WHEREAS pursuant to that certain Agreement and Plan of Acquisition dated as of July 1, 1997, by and among (i) the Parent, (ii) BackWeb Canada Inc., a predecessor to the Company, (iii) Lanacom Inc., a corporation incorporated under the laws of Ontario ("Lanacom") and (iv) Anthony Davis, the principal shareholder of Lanacom (such agreement as it may be amended or restated is hereinafter referred to as the "Acquisition Agreement"), the parties agreed that on the Closing Date (as defined in the Acquisition Agreement), the Parent and the Company would execute and deliver a Support Agreement containing, among other things, the terms and conditions set forth in Section 1.16 to the Acquisition Agreement together with such other terms and conditions as may be agreed to by the parties to the Acquisition Agreement acting reasonably;

         AND WHEREAS, pursuant to an amalgamation (the "Amalgamation"), among other things, all of the issued and outstanding common shares of Lanacom ("Lanacom Shares") shall be exchanged for Class A Common Shares of the Company ("Class A Shares"), which Class A Shares will immediately thereafter be changed into exchangeable shares of the Company ("Exchangeable Shares") in accordance with the terms and subject to the conditions set forth in the Acquisition Agreement. Each Exchangeable Share shall thereafter be exchangeable in accordance with the terms and conditions of (i) the Acquisition Agreement and
(ii) the Voting and Exchange Trust Agreement (as defined in Section 1.17 of the Acquisition Agreement) entered into by and among the parties hereto, for one ordinary share of BackWeb Parent (each, a "Parent Common Share" and collectively, the "Parent Common Stock");

         AND WHEREAS the articles of Amendment to be filed immediately after the Amalgamation set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

         AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Company will be able to make certain payments and to deliver or cause to be delivered shares of Parent Common Stock in satisfaction of the obligations of the Company under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

         NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

         1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

         1.2 Interpretation not Affected by Headings, etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

         1.3 Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

                                    ARTICLE 2

                     COVENANTS OF THE PARENT AND THE COMPANY

         2.1 Covenants of Parent Regarding Exchangeable Shares. So long as any Exchangeable Shares which are registered in the name of holders other than Parent or any of its affiliates or subsidiaries ("Affiliates") are outstanding, the Parent will:

             (a) not declare or pay any dividend on Parent Common stock unless
(i) the Company will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and (ii) the Company shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

             (b) cause the Company to declare simultaneously with the declaration of any dividend on Parent Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on Parent Common Stock, cause the Company to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

             (c) advise the Company sufficiently in advance of the declaration by Parent of any dividend on Parent Common Stock and take all such other actions as are necessary, in cooperation with the Company, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on Parent Common Stock and such dividend on the Exchangeable Shares shall correspond with any requirement of the stock exchange on which the Exchangeable Shares are listed;

             (d) ensure that the record date for any dividend declared on Parent Common Stock is not less than 10 Business Days after the declaration date for such dividend;

             (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Company, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

             (f) take all such actions and do all such things as are necessary or desirable to enable and permit the Company, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Company to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or
Article 7 of the Exchangeable Share Provisions, as the case may be; and

             (g) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of the Company nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Company.

         2.2 Reservation of Shares of Parent Common Stock. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 2.6 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Company to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Parent may now or hereafter be required to issue shares of Parent Common Stock.

         2.3 Notification of Certain Events. In order to assist the Parent to comply with its obligations hereunder, the Company will give the Parent notice of each of the following events at the time set forth below pursuant to Section
3.9 hereof.

             (a) in the event of any determination by the Board of Directors of the Company to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed closing date of such liquidation, dissolution, winding up or other distribution;

             (b) immediately, upon the earlier of (i) receipt by the Company of notice of, and (ii) the Company otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Company or to effect any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

             (c) immediately, upon receipt by the Company of a Retraction Request (as defined in the Exchangeable Share Provisions);

             (d) at least 60 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of the Company in accordance with the Exchangeable Share Provisions; and

             (e) as soon as practicable upon the issuance by the Company of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares upon the conversion of outstanding Class A shares following the Amalgamation).

         2.4 Delivery of Shares of Parent Common Stock. In furtherance of its obligations under sections 2.1(a) and 2.1(b) hereof, upon notice of any event which requires the Company to cause to be delivered shares of Parent Common Stock to any holder of Exchangeable Shares, the Parent shall forthwith issue and deliver the requisite shares of Parent Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Company shall direct. All such shares of Parent Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim. In consideration of the issuance of each such share of Parent Common Stock by the Parent, the Company shall issue to the Parent, or as the Parent shall direct, such number of Company common shares as is equal to the fair value of such shares of Parent Common Stock.

         2.5 Qualification of Shares of Parent Common Stock. The Parent covenants that if any shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section 2.6 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section 2.6 hereof) may be issued and delivered by the Parent to the initial holder thereof, the Parent will use all commercially reasonable efforts to take all such actions and do all such things as are necessary to cause such shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by
Section 2.6 hereof) to be and remain duly registered, qualified or approved. The Parent represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws (other than Applicable Laws relating to the ability to freely trade securities) as they exist on the date hereof to cause the shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section 2.6 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions or pursuant to the Exchange Right and the Automatic Exchange Rights. The Parent will use all commercially reasonable efforts to take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed as contemplated by Section 2.6 hereof) to be delivered hereunder in accordance with the terms of this Section 2.5.

         2.6 Economic Equivalence.

             (a) The Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with the terms of the Exchangeable Share Provisions;

                 (i) issue or distribute shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to holders of shares of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) in lieu of receiving cash dividends; or

                 (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Parent Common Stock entitling them to subscribe for or to purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock); or

                 (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Parent Common Stock (A) shares or securities of the Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Parent Common Stock), (B) rights, options or warrants other than those referred to in subsection 2.6(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent;

unless (i) the Company is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (ii) the Company shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

             (b) The Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with the terms of the Exchangeable Share Provisions;

                 (i) subdivide, redivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

                 (ii) reduce, combine or consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock; or

                 (iii) reclassify or otherwise change the shares of Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Parent Common Stock;

unless (i) the Company is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (ii) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

             (c) The independent auditors selected by Parent (the "Auditors") shall determine, in good faith, economic equivalence for the purposes of any event referred to in subsection 2.6(a) or 2.6(b) above and each such determination shall be conclusive and binding on the Company. In making each such determination, the following factors shall, without excluding other factors determined by the Auditors to be relevant, be considered by the Auditors.

                 (i) in the case of any stock dividend or other distribution payable in shares of Parent Common Stock, the number of such shares issued in proportion to the number of shares of Parent Common Stock previously outstanding;

                 (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Auditors in the manner above contemplated) of a share of Parent Common Stock;

                 (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in subsection 2.6(c)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Auditors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Parent Common Stock and the current market value (as determined by the Auditors in the manner above contemplated) of a share of Parent Common Stock; and

                 (iv) in the case of any subdivision, redivision or change of the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or the reduction, combination or consolidation or change of the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting the Parent Common Stock, the effect thereof upon the then outstanding shares of Parent Common Stock.

         For purposes of the foregoing determinations, the current market value of any security shall be determined by the Auditors, in good faith, and provided that any such determination by the Auditors shall be conclusive and binding on the Company.

         2.7 Tender Offers, Etc. In the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to Parent Common Stock (an "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Board of Directors of the Parent, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of the Parent, the Parent will use its best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, the Parent will use its best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Company (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

         2.8 Ownership of Outstanding Shares. Without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with the terms of the Exchangeable Share Provisions, the Parent covenants and agrees in favor of the Company that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Parent or any of its Affiliates, the Parent will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Company and all outstanding securities of the Company carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

         2.9 Due Performance. On and after the Closing Date, the Parent shall duly and timely perform all of its obligations provided for in the Acquisition Agreement, including any obligations that may arise upon the exercise of the Parent's rights under the Exchangeable Share Provisions.

                                    ARTICLE 3

                                     GENERAL

         3.1 Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than the Parent and any of its Affiliates.

         3.2 Changes in Capital of Parent and the Company. Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.6 or 2.7 hereof, as a result of which either the Parent Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

         3.3 Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         3.4 Amendments, Modifications, etc. This agreement may not be amended or modified except by an agreement in writing executed by the Company and the Parent and approved by the holders of the Exchangeable Shares in accordance with the terms of the Exchangeable Share Provisions.

         3.5 Ministerial Amendments. Notwithstanding the provisions of section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

             (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

             (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of the Company and the Parent, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

             (c) making such changes or corrections which, on the advice of counsel to the Company and the Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Company and the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

         3.6 Meeting to Consider Amendments. The Company, at the request of the Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of the Company, the Exchangeable Share Provisions and all applicable laws.

         3.7 Amendments only in Writing. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

         3.8 Inurement. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         3.9 Notices to Parties. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) upon delivery, if delivered by hand, (b) five (5) business days after the business day of deposit with Federal Express or similar courier for overnight delivery, freight prepaid or (c) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by fifteen (15) days' advance written notice to the other party pursuant to the provisions above):

             (i) if to Parent, to:

                         BackWeb Technologies Ltd.
                         5 Kiryat Mada, Har Hotzvim
                         Jerusalem, Israel
                         Attn: Nir Barkat, Chairman of the Board
                         Facsimile No.: 972-2-587-0449
                         Telephone No.: 972-2-587-0444

                 with copies to:

                         BackWeb Technologies Ltd.
                         c/o BackWeb Technologies Inc.
                         2077 Gateway Place, Suite 500
                         San Jose, California 95110
                         Attn:  Carolyn Aver
                         Facsimile No.:   1-408-437-0200
                         Telephone No.:   1-408-437-0214

                 and:

                         Wilson Sonsini Goodrich & Rosati, P.C.
                         650 Page Mill Road
                         Palo Alto, California 94304-1050
                         Attention:  Howard S. Zeprun, Esq.
                         Facsimile No.:   1-415-493-6811
                         Telephone No.:   1-415-492-9300
                 and:

                         Naschitz, Brandes & Co.
                         "Beit Tzarfat", 5 Tuval Street
                         Tel-Aviv, Israel
                         Attention:  Gil Brandes, Esq.
                         Facsimile No.:   972-3-623-5000
                         Telephone No.:   972-3-623-5005

             (ii) if to the Company, to:

                         BackWeb Canada Inc.
                         251 Consumers Road, Suite 910
                         Toronto, Ontario
                         Canada M2J 4R3
                         Attn:  Anthony Davis
                         Facsimile No.:   1-416-490-8601
                         Telephone No.:   1-416-490-7744

                 with a copy to:

                         Osler, Hoskin & Harcourt
                         P.O. Box 50
                         1 First Canadian Place, Suite 600
                         Toronto, Ontario
                         Canada M5X 1B8
                         Attn:  Richard Nathan
                         Facsimile No.:   1-416-862-6666
                         Telephone No.:   1-416-362-2111

         3.10 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

         3.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the other parties to this Agreement in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein may be instituted in a federal or state court within the federal Northern District of California, (ii) waives to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Lanacom has appointed CT Corporation System, 818 West 7th Street, Los Angeles, California 90017 as its authorized agent and Parent has appointed BackWeb Technologies Inc., 2077 Gateway Place, Suite 500, San Jose, California 95110 as its authorized agent (each an "Authorized Agent") upon whom process may be served on in connection with any action based of this Agreement or any transaction contemplated which may be instituted in any federal or state court within the federal Northern District of California. In each case, such appointment shall be irrevocable. Each of the parties hereto represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to taken any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon an Authorized Agent and written notice of such service to the applicable party shall be deemed, in every respect, effective service of process upon such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                           BACKWEB TECHNOLOGIES LTD.

                                           By




                                           BACKWEB CANADA INC.

                                           By

               SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

         AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the "AGREEMENT"), dated as of August 8, 1997 by and among the founders of BackWeb Technologies Ltd., a company incorporated under the laws of the state of Israel and formerly known as BackWeb Ltd. (the "COMPANY"), as listed on Exhibit A attached hereto (collectively, the "FOUNDERS"), the holders of Series B Convertible Preferred Stock of the Company as listed on Exhibit A attached hereto (collectively, the "SERIES B HOLDERS"), the holders of Series C Convertible Preferred Stock of the Company as listed on Exhibit A attached hereto (collectively the "SERIES C HOLDERS") and the holders of Exchangeable Shares (the "EXCHANGEABLE SHARE HOLDERS") of BackWeb Canada Inc., a corporation incorporated under the laws of Ontario and a majority owned subsidiary of the Company ("BACKWEB CANADA"), as listed on Exhibit A attached hereto (as used herein, the term "SHAREHOLDERS" shall include, collectively, the Founders, the Series B Holders and the Series C Holders, and shall also include the Exchangeable Share Holders for the purposes of Sections 2, 5 and 6 hereof only).

         WHEREAS, the Founders own an aggregate of 24,792,120 shares of Series A Convertible Preferred Shares of the Company (the "FOUNDERS' SHARES");

         WHEREAS, Softbank Holdings Inc., a Delaware corporation ("SOFTBANK HOLDINGS"), previously purchased 3,852,400 shares of Series B Convertible Preferred Shares of the Company (the "SERIES B PREFERRED") pursuant to that certain Stock Purchase Agreement dated July 15, 1996;

         WHEREAS, Softbank Holdings has transferred all of its shares of Series B Preferred and its accompanying rights and obligations to its affiliate SOFTBANK Ventures, Inc., a Japanese corporation ("SOFTBANK");

         WHEREAS, Peter J. Mooney as nominee for the Broadview Investor Group ("BROADVIEW"), previously purchased 385,240 shares of the Series B Preferred pursuant to that certain Letter Agreement dated July 10, 1996;

         WHEREAS, the Founders and Softbank Holdings have previously entered into a Shareholders Agreement dated July 15, 1996 (the "ORIGINAL AGREEMENT"), providing for certain co-sale rights and rights of first refusal, which rights have been transferred to Softbank;

         WHEREAS, the Company and certain of the Series C Holders entered into a Share Purchase Agreement (the "PURCHASE AGREEMENT") dated December 9, 1996 pursuant to which, among other things, such Series C Holders purchased an aggregate of up to 12,069,565 Series C-1 Convertible Preferred Shares and Series C-2 Convertible Preferred Shares of the Company (collectively, the "SERIES C PREFERRED) convertible into Common Shares and warrants to purchase an aggregate of up to 1,810,432 shares of Series C-2 Convertible Preferred (the "WARRANTS");

         WHEREAS, the Founders have acquired an aggregate of 521,739 Series C-2 Convertible Preferred Shares pursuant to conversion of an aggregate of US$600,000 of indebtedness of the Company to the Founders, and it is the intent of the parties that such shares be subject to the provisions of Sections 2, 4 and 5 hereof (but not Section 3 hereof);

         WHEREAS, the Founders, Series B Holders and Series C Holders have previously entered into an Amended and Restated Shareholders Agreement dated December 9, 1996, which replaced the Original Agreement;

         WHEREAS, the Founders, Series B Holders and Series C Holders have previously entered into an Addendum to the Amended and Restated Shareholders Agreement dated May 22, 1997 (the Amended and Restated Shareholders Agreement as further amended by the Addendum is referred to herein as the "PRIOR AGREEMENT");

         WHEREAS, pursuant to that certain Agreement and Plan of Acquisition dated July 1, 1997, BackWeb Canada will acquire Lanacom Inc., an Ontario corporation ("LANACOM"), in an amalgamation under which all issued and outstanding Lanacom Common Shares shall be exchanged for Class A Shares of BackWeb Canada, which Class A Shares shall immediately thereafter be changed into exchangeable non-voting shares (the "EXCHANGEABLE SHARES") of BackWeb Canada (the "AMALGAMATION"); and each such Exchangeable Share shall be exchangeable for one Ordinary Share of the Company;

         AND WHEREAS, in order to induce the Exchangeable Share Holders to consummate the Amalgamation, the Founders, the Series B Holders and the Series C Holders desire to grant the Exchangeable Share Holders the bring-along rights and the rights pertaining to the election of a member of the Board of Directors of the Company as set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1. The preamble to this Agreement constitutes an integral part of the Agreement.

         2. Bring Along Rights.

                  2.1 Subject to the rights set forth in Section 4 hereof, each Shareholder agrees that, from and after December 9, 1998, in the event that Shareholders owning at least seventy five percent (75%) of the total number of shares of capital stock of the Company held by all Shareholders (on a fully diluted basis) (the "PROPOSING SHAREHOLDERS") shall have approved in writing a transaction or series of related transactions with any person or persons regarding a sale of all Shares held by such Proposing Shareholders, such Proposing Shareholders shall be entitled, at their option, to require each other Shareholder to include all of its Shares in such transfer by providing each such other Shareholder with a notice (the "BRING-ALONG NOTICE"), at least thirty (30) days prior to the consummation of the proposed transaction, setting forth in reasonable detail the material terms and conditions of the proposed transaction and the price per share at which such other Shareholders shall be required to sell their Shares (which price shall be equal to the price at which such Proposing Shareholders have agreed to sell their shares). (Such entitlement shall be referred to herein as the "BRING-ALONG RIGHTS".) Upon receipt of the Bring-Along Notice, each such other Shareholder shall be obligated to sell all its Shares in connection with such proposed transaction.

                  (a) At the closing of the proposed transaction (which date, place and time shall be designated by the Proposing Shareholders and provided to each other Shareholder in writing at least five (5) business days prior thereto), each such other Shareholder shall deliver certificates evidencing all its Shares, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the proposed purchaser, duly executed, by such Shareholder, free and clear of any liens, against delivery of the purchase price therefor.

                  (b) The Bring-Along Rights shall not apply to a disposition by any Shareholder to (a) any other shareholder of the Company or (b) an affiliate of the disposing Shareholder (including any family member of a Shareholder or trust for the benefit of a Shareholder or family members), provided the transferee agrees in writing to be subject to the terms and conditions of this Agreement as if it were an original party thereto.

         3. Right of Co-Sale.

                  3.1 Notice of Purchase Offer. Except as provided in section 3.2(e) and subject to the rights and obligations set forth in Section 2 hereof, in the event that any Founder decides to sell, transfer, or otherwise dispose of the Founder's Shares (any such event, a "DISPOSITION"), pursuant to a bona fide offer, then the Founder shall notify each Series B Holder and each Series C Holder owning at least 800,000 shares of Series B Preferred or Series C Preferred (and Ordinary Shares issued upon conversion thereof) (subject to adjustment for all stock splits, dividends, reclassifications and like events) (each, a "MAJOR HOLDER") of the terms and conditions of such a proposed Disposition (a "PROPOSED DISPOSITION").

                  3.2 Co-Sale Right.

                           (a) If the Founder proposes to enter into a Proposed
Disposition, then, as a condition to such Proposed Disposition, the Major Holders shall have the right (a "CO-SALE RIGHT"), to sell their Series B Preferred and Series C Preferred (and Ordinary Shares issued upon conversion thereof), as the case may be, to the proposed purchaser in such a transaction on a pro rata basis (determined as provided below) for the same consideration and otherwise on the same terms as the Founders.

                           (b) The pro ration of the Co-Sale Right of each Major
Holder shall be calculated in such a manner that each Major Holder shall have the right to sell in the Proposed Disposition a number of Preferred or Ordinary Shares, as the case may be, equal to the aggregate number of Preferred or Ordinary Shares, as the case may be, proposed to be sold multiplied by a fraction, the numerator of which is the aggregate number of Ordinary Shares owned by such Major Holder (on a fully-diluted basis, assuming conversion of all Preferred), and the denominator of which is the sum of the aggregate number of Ordinary Shares owned by all Founders and all Major Holders (on a fully-diluted basis, assuming conversion of all Preferred).

                           (c) For purposes of this Section 3.2, to the extent
that Ordinary Shares issuable upon conversion of the Preferred are to be sold pursuant to the Co-Sale Right, and to the extent any of the Major Holders decides to exercise its Co-Sale Right, such Major Holder will convert an appropriate number of shares of its Preferred into Ordinary Shares at such time.

                           (d) A notice of a Proposed Disposition shall be sent
to each of the Major Holders not less than 30 days before the proposed consummation date of the sale specified in such notice. A Co-Sale Right pursuant to this Section 3.2 shall be exercisable upon written notice by each of the Major Holders not less than five business days prior to such specified consummation date (the "NOTICE PERIOD"). If any of the Major Holders does not elect during the Notice Period to participate in a particular sale for which notice has been given pursuant to this Section 3.2(d), then such Major Holder shall not have any further Co-Sale Right with respect to such Proposed Disposition and the Founders shall be free to sell, transfer or otherwise dispose of the shares that such Major Holder was entitled to purchase; provided, that there has been no material change to any of the material terms of the Proposed Disposition.

                           (e) The Co-Sale Right shall not apply to a
disposition by the Founders to (i) an affiliate of the Founders (including any family member of a Founder or trust for the benefit of a Founder or family members), (ii) any other shareholder of the Company, or (iii) de minimis dispositions (not exceeding a total of 98,000 shares in any 12 month period by any Founder, subject to an aggregate limit of 392,000 shares for each Founder), provided the transferee agrees in writing to be subject to the terms and conditions of this Agreement as if it were an original party thereto.

         4. Right of First Refusal.

                  The rights of first refusal set forth in Article 19 of the Company's Articles of Association are incorporated herein by reference.

         5. Board of Directors. Each Shareholder agrees to vote its shares of capital stock in the Company to give effect, and to cause the Company to give effect, to the provisions of this Section 5(a).

                  (a) (i) All of the members of the Board of Directors shall be elected by holders of a majority of the Series A Preferred and Ordinary Shares then outstanding, voting together as a class, except only as follows:

                           (ii) Until the first to occur of (a) such time as the
original purchasers of the Series B Preferred and Series C Preferred retain less than 50% of the aggregate Series B Preferred and the Series C Preferred originally issued to them, and (b) immediately prior to the closing of a Qualified IPO (as defined below), the holders of a majority of the Series B Preferred and of the Series C Preferred held by persons other than GS Capital Partners II, L.P. and its affiliates (collectively, "GOLDMAN"), voting together, shall be entitled to appoint, replace or remove one member of the Board of Directors (the "SERIES B/C DIRECTOR"); provided, however, that for so long as any other member of the Board of Directors is a representative of Softbank, the holders of the Series B Preferred shall not be entitled to participate in the appointment, replacement or removal of the Series B/C Director and all decisions relating to the appointment, replacement or removal of the Series B/C Director shall be taken by the holders of the Series C Preferred other than Goldman; and provided, further, that should a majority of the holders of all shares of the Company with voting rights nominate a candidate to the Board of Directors who is a professional of recognized standing in the media, entertainment or software industries, to serve in the Series B/C Director board position the Series B/C Director then serving, if any, shall promptly resign and the holders of the majority of the Series C Preferred shall appoint such candidate as the Series B/C Director.

         For purposes of this Agreement, a "QUALIFIED IPO" shall mean the first firmly underwritten sale of Ordinary Shares to the public in an offering in which (x) the proceeds to the Company are not less than US$15 million (net of underwriting discounts) and (y) the offering price to the public (prior to underwriting commissions and expenses) is at least US$2.30 per share (subject to adjustment for stock splits, stock dividends, reclassifications and like events).

                           (iii) For so long as the original purchasers of the
Series C Preferred shall hold at least 50% of the Series C Preferred originally purchase by them, the Designating C Holders (as defined below) shall be entitled to appoint, replace or remove one member of the Company's Board of Directors (the "SERIES C DIRECTOR"). The "DESIGNATING C HOLDERS" shall mean: (a) Goldman, until such time as Goldman holds less than 70% of the Series C Preferred originally purchased by it, and (b) the holders of a majority of the issued and outstanding Series C Preferred, beginning at such time as Goldman holds less than 70% of the Series C Preferred originally purchased Goldman.

                           (iv) Until the first to occur of (x) such time as the
Exchangeable Share Holders immediately following the closing of the Amalgamation shall cease to hold at least 5,000,000 Exchangeable Shares or Ordinary Shares issued on exchange thereof (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like) and (y) immediately prior to the closing of the Qualified IPO, the holders of a majority of the Exchangeable Shares shall be entitled to appoint, replace or remove one member of the Board of Directors (the "LANACOM DIRECTOR").

                  (b) All Shareholders entitled to appoint a director covenant to keep confidential all information provided to or obtained by their respective directors. Furthermore, the Series B/C Director, the Series C Director and the Lanacom Director shall not serve in a similar capacity of any other company which, in the judgment of the Company, is engaged in business that competes with the Company.

                  (c) For so long as the Designating C Holders shall have the right to appoint the Series C Director, the Series C Director shall be entitled to serve as a member of all committees of the Board of Directors and shall have access to any information available to any other director.

                  (d) The Company shall reimburse all reasonable expenses incurred by directors relating to attendance at Board and Board committee meetings and other activities on behalf of the Company.

         6. Miscellaneous.

                  6.1 Termination. All provisions of this Agreement other than Sections 5 and 6 hereof shall terminate immediately prior to the closing of (and the rights herein shall not apply to) the first firmly underwritten public offering of the Company. Sections 5 and 6 of this Agreement shall terminate immediately prior to the closing of (and the rights herein shall not apply to) a Qualified IPO.

                  6.2 Aggregation of Shares. For purposes of any provision of this agreement requiring a person or entity to hold a minimum number of Founders' Shares, Series B Preferred or Series C Preferred (or Ordinary Shares issued upon conversion thereof), all shares beneficially owned by Affiliated (as defined in the Amended and Restated Rights Agreement dated the date hereof) entities or persons (including partners and constituent members and former partners and former constituent members) shall be aggregated together for the purposes of determining status and rights under such provision. For purposes of this Section 6.2, Evergreen International Investments N.V. and Bayview Investors, Ltd. shall be deemed to be affiliates.

                  6.3 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid if addressed to a party in the same country or twenty (20) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid if addressed to a party in a different country, (b) upon delivery, if delivered by hand, (c) five (5) business days after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) two (2) business days after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to a Shareholder, at such Shareholder's address as set forth on Exhibit A hereto, or at such other address as a party may designate by fifteen (15) days' advance written notice to the other party pursuant to the provisions above.

                  6.4 Governing Law; Forum for Dispute Resolution. This Agreement shall be governed by the laws of the State of New York (without regard to the principles of conflict of laws thereof). The Shareholders hereby consent to the jurisdiction of any state or federal court in New York, New York arising out of or in connection with this Agreement.

                  6.5 Entire Agreement; Amendment; Additional Parties.

                  (a) Amendment. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties (including, without limitation, the Prior Agreement), oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertaking of any party hereto with respect to the matters contemplated hereby, other than those set forth or made hereunder. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, dis charged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that Sections 3 and 4 of this Agreement may be amended, waived or modified with the written consent of (i) holders of at least 50% of the outstanding Founders' Shares, (ii) holders of at least 50% of the outstanding shares of Series B Preferred and (iii) holders of at least 66 2/3% of the outstanding shares of Series C-1 Convertible Preferred and Sections 1, 2 and 6 of this Agreement may be amended, waived or modified with the written consent of
(i) holders of at least 50% of the outstanding Founders' Shares, (ii) holders of at least 50% of the outstanding shares of Series B Preferred, (iii) holders of at least 66 2/3% of the outstanding shares of Series C-1 Convertible Preferred and (iv) holders of at least 50% of the outstanding Exchangeable Shares.

                           (b) Additional Parties. The Company and the
Shareholders whose signatures appear on the signature page hereto agree that should the Company sell additional shares of Series C Preferred to Additional Purchasers (as defined in the Purchase Agreement), such Additional Purchasers shall, after executing copies of this Agreement as an additional Purchaser hereunder, become Shareholders hereunder and shall have all rights of Shareholders hereunder.

                  6.6 Headings. The headings contained in this Agreement are solely for convenience of reference and shall not affect the interpretation of this Agreement.

                  6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.8 Delays or Omissions; Waiver. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision thereof. No delay or omission to exercise any right, power or remedy accruing to any of the Shareholders upon any breach or default by another party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

                  6.9 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.10 No Implied Rights. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

                  6.11 Further Actions. At any time and from time to time, each party agrees,

     [Signature Page to Second Amended and Restated Shareholders Agreement]

without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         IN WITNESS WHEREOF, the parties, each by its duly authorized signatory, have executed this Agreement as of the date first above written.


                                               NIRBARKAT HOLDINGS LTD.


                                               By:
                                                   Name:
                                                   Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]

                                               ELIBARKAT HOLDINGS LTD.


                                               By:
                                                   Name:
                                                   Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                                               YUVAL 63 HOLDINGS (1995) LTD.


                                               By:
                                                   Name:
                                                   Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]


                                               SOFTBANK VENTURES, INC.


                                               By:
                                                  Name:  Yoshitaka Kitao
                                                  Title: President

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                                       PETER J. MOONEY AS NOMINEE FOR THE
                                       BROADVIEW INVESTOR GROUP

                                       By:
                                          Peter J. Mooney

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]


                                       GS CAPITAL PARTNERS II, L.P.,

                                       By:  GS Advisors, L.P.
                                       Its General Partner

                                       By:  GS Advisors, Inc.
                                       Its General Partner

                                       By:
                                       Name:  Richard A. Friedman
                                       Title: President

                                       GS CAPITAL PARTNERS II OFFSHORE, L.P.

                                       By:  GS Advisors II (Cayman), L.P.
                                       Its General Partner

                                       By:  GS Advisors II, Inc.
                                       Its General Partner

                                            By:
                                            Name:  Richard A. Friedman
                                            Title: President

                                       GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

                                       By:
                                           Managing Director

                                       and

                                           Managing Director or Registered Agent

                                       STONE STREET FUND 1996, L.P.
                                       By: Stone Street Empire Corp.,
                                           General Partner

                                       By:

                                            Vice President

                                       BRIDGE STREET FUND 1996, L.P.
                                       By: Stone Street Empire Corp.
                                           Managing General Partner

     [Signature Page to Second Amended and Restated Shareholders Agreement]


                                       By:
                                           Vice President

                                       TRINITY VENTURES V, L.P.

                                         By:
                                         Name:
                                         Title:

                                       TRINITY V SIDE-BY-SIDE FUND, L.P.

                                         By:
                                         Name:
                                         Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                                       EVERGREEN INTERNATIONAL
                                       INVESTMENTS N.V.

                                          By:
                                          Name:
                                          Title:


                                       EVERGREEN CANADA-ISRAEL MANAGEMENT
                                       LIMITED

                                          By:
                                          Name:
                                          Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                              DS POLARIS LTD.
                              On behalf of the LLC and Other Funds and Accounts


                                       By:
                                           Name:  Chemi Peres
                                           Title: Managing General Partner

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]




                                       INTEL CORPORATION


                                       By:
                                          Name:
                                          Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                                            Anthony Davis

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                                            Dennis Bennie

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                                            Albert Amato

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                                            David Davis

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]



                                            Tom Watson

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]


                                       LAWRENCE & COMPANY INC.


                                       By:
                                          Name:
                                          Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]


                                       ROYAL TRUST CORPORATION OF CANADA,
                                       IN TRUST FOR ACCOUNT NO. 104072001


                                       By:
                                           Name:
                                           Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]

                                       BLOOM INVESTMENT COUNSEL


                                       By:
                                          Name:
                                          Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]


                                       AMARANTH RESOURCES LIMITED


                                       By:
                                          Name:
                                          Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]


                                       THE CANADA TRUST COMPANY


                                       By:
                                          Name:
                                          Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]

                                       TORBAY COMPANY


                                       By:
                                          Name:
                                          Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]

                                       BRANT INVESTMENTS LIMITED


                                       By:
                                           Name:
                                           Title:

     [Signature Page to Second Amended and Restated Shareholders Agreement]

     [Signature Page to Second Amended and Restated Shareholders Agreement]

                                       FIRST MARATHON SECURITIES LIMITED


                                       By:
                                           Name:
                                           Title:

                                    EXHIBIT A


                                                                                               Shares
Name and Address                         Series A          Series B         Series C-1       Series C-2
Founders                                Preferred         Preferred         Preferred        Preferred          Warrants
------------------                      ---------         ---------         ----------       ----------         --------
NirBarkat Holdings Ltd.                 8,264,040                                                173,913
c/o BRM Technologies Ltd.
5 Kiryat Mada, Har Hotzvim
Jerusalem, Israel
Telephone:  972-2-870444
Facsimile:    972-2-870449

EliBarkat Holdings Ltd.                 8,264,040                                                173,913
c/o BRM Technologies Ltd.
5 Kiryat Mada, Har Hotzvim
Jerusalem, Israel
Telephone:  972-2-870444
Facsimile:    972-2-870449

Yuval Rakavy (63) Holdings Ltd.         8,264,040                                                173,913
c/o BRM Technologies Ltd.
5 Kiryat Mada, Har Hotzvim
Jerusalem, Israel
Telephone:  972-2-870444
Facsimile:    972-2-870449

Preferred Holders
------------------
SoftBank Ventures, Inc.                                   3,852,400
24-1 Nihonbashi-Hakozakicho
Chuo-ku, Tokyo 103
JAPAN
Telephone:  011-81-3-5642-8001
Facsimile:    011-81-3-5641-3402

Peter J. Mooney as Nominee for the                          385,240            113,044                             16,957
Broadview Investor Group
One Bridge Plaza
Fort Lee, NJ 07024
Telephone:
Facsimile:    201-346-9191

GS Capital Partners II, L.P.                                                 2,688,980           948,288          545,590
85 Broad Street
New York, New York 10004
Fax:  (212) 357-5505

GS Capital Partners II Offshore, L.P.                                        1,068,980           376,983          216,894
85 Broad Street
New York, New York 10004
Fax:  (212) 357-5505

                                         Series A          Series B         Series C-1       Series C-2
Preferred Holders                       Preferred         Preferred         Preferred        Preferred          Warrants
-----------------                       ---------         ---------         ----------       ----------         --------
Goldman, Sachs & Co. Verwaltungs GmbH                                           99,183         34,978             20,124
85 Broad Street
New York, New York 10004
Fax:  (212) 357-5505

Stone Street Fund 1996, L.P.                                                   383,070        135,092             77,724
85 Broad Street
New York, New York 10004
Fax:  (212) 357-5505

Bridge Street Fund 1996, L.P.                                                  259,787         91,616             52,710
85 Broad Street
New York, New York 10004
Fax:  (212) 357-5505

DS Polaris Ltd. on behalf of the LLC                                         2,608,695                           391,304
and Other Funds and Accounts
"Europe House"
Tel-Aviv 64928 Israel
Fax:  011-972-3-695-3137

Evergreen Canada-Israel                                                         34,782                             5,217
Top Tower, 20th Floor
Dizengoff Center
Tel-Aviv, Israel
Fax:  011-972-3-525-5356

Trinity Ventures V, L.P.                                                     1,232,335                           184,850
155 Bovet Road
Suite 660
San Mateo, California 94402
Fax:  (415) 358-9785

Trinity V Side-By-Side Fund, L.P.                                               72,013                            10,801
155 Bovet Road
Suite 660
San Mateo, California 94402
Fax:  (415) 358-9785

Intel Corporation                                                              869,565                           130,435
2200 Mission College Blvd.
Santa Clara, California 95052
Fax: (408)

Exchangeable Share Holders
--------------------------
Anthony Davis
Dennis Bennie

                                         Series A          Series B         Series C-1       Series C-2
Exchangeable Share Holders              Preferred         Preferred         Preferred        Preferred          Warrants
--------------------------              ---------         ---------         ----------       ----------         --------
Albert Amato
David Davis
Tom Watson
Lawrence & Company Inc.
Royal Trust Corporation of Canada,
in Trust for Account No. 104072001
Bloom Investment Counsel
Amaranth Resources Limited
The Canada Trust Company
Torbay Company
Brant Investments Limited
First Marathon Securities Limited

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT ("Agreement"), dated as of July 1, 1997, is entered into by and among (i) BackWeb Canada Inc. ("Old BackWeb Canada"), a corporation incorporated under the laws of Ontario and a wholly-owned subsidiary of BackWeb Technologies Ltd., an Israeli company ("BackWeb Parent"), and (ii) Anthony Davis, the undersigned executive (the "Executive").

                                    Recitals

         A. This Agreement is entered into in connection with and is ancillary to an Agreement and Plan of Acquisition ("Acquisition Agreement") dated as of July 1, 1997 between BackWeb Parent, Old BackWeb Canada, Lanacom Inc., an Ontario corporation ("Lanacom") and Executive, which requires, among other things, that the Executive enter into this Agreement in connection with the amalgamation ("Amalgamation"), as described in the Acquisition Agreement;

         B. The Executive is an employee of Lanacom. Upon the closing of the Acquisition Agreement (the "Closing") the Executive shall remain an employee of the amalgamated company, also called BackWeb Canada Inc. ("BackWeb Canada");

         C. The Executive is a founder and executive of Lanacom and has been actively involved in the development and marketing of Lanacom's products. BackWeb Canada intends to continue the business of Lanacom after the Closing. To preserve and protect the assets of Lanacom, including Lanacom's goodwill, customers and trade secrets of which the Executive has, and will, in his role as an employee of BackWeb Canada or its subsidiaries, have knowledge, and to preserve and protect BackWeb Canada's goodwill and business interests going forward, and in consideration for Old BackWeb Canada's entering into and performing under the Acquisition Agreement, the Executive has agreed to enter into this Agreement; and

         D. The parties hereto believe the limitations as to time, geographical area and scope of activity contained in this Agreement hereof are reasonably necessary to, and no greater than that required to, protect the goodwill and business interests purchased by BackWeb Canada.

         NOW, THEREFORE, IT IS HEREBY AGREED by and between the parties hereto as follows:

         1. Effectiveness of Agreement; Employment.

            (a) Effectiveness of Agreement. This Agreement shall become effective as of the

Closing and shall continue in full force and effect until the second anniversary of the Closing, unless terminated earlier pursuant to Section 3 hereunder. In the event that the Amalgamation is not consummated, this Agreement shall be null and void and neither party hereto shall have any claim (existing, accruing or future) against the other party under or pursuant to this Agreement.

            (b) Duties. Executive shall be employed by BackWeb Canada as its President and shall also be an executive officer of BackWeb Parent, as Senior Vice President, Product Management and Research and Development. Executive agrees to perform such reasonable responsibilities and duties as may be required of him by BackWeb Canada; provided, however, that the Board of Directors of BackWeb Canada (the "Board"), including Eli Barkat, Chairman of the Board, President and Chief Executive Officer of BackWeb Parent ("Chairman"), shall have the right to revise such responsibilities from time to time as the Board may deem appropriate. The Executive acknowledges that in the fulfillment of his duties, he will be required to spend a substantial portion of his time, which may be as much as half of his time, in the United States, Israel and other locales necessary for the performance of his duties; provided, however, that BackWeb Canada will consult with the Executive to accommodate his reasonable requests regarding his travel schedule. The Executive shall carry out his duties and responsibilities hereunder in a diligent and competent manner and shall devote his full business time, attention and energy thereto. The Executive shall report directly to the Chairman.

            (c) Termination. BackWeb Canada and the Executive acknowledge and agree that either BackWeb Canada or the Executive shall have the right to terminate the Executive's employment at any time. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in Section 3 of this Agreement, or as may otherwise be available in accordance with BackWeb Canada's established employee plans and policies in place at the time of termination.

            (d) Charitable and Other Activities. The Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal and immediate family investments, so long as such activities do not interfere in any way with the Executive's duties and responsibilities pursuant to this Agreement.

         2. Compensation and Benefits.

            (a) Base Compensation. BackWeb Canada shall pay the Executive as compensation for his services a base salary at the annualized rate of Cdn$151,250.00. Such salary shall be subject to applicable tax withholding and shall be paid periodically in accordance with normal BackWeb Canada payroll. The annual compensation specified in this Section 2, together with any increases in such compensation that the Board may, in its sole discretion, grant from time to time, is referred to in this Agreement as "Base Compensation."

            (b) Bonus. In addition to his Base Compensation, the Executive shall be entitled to participate in the BackWeb Canada bonus program. The Executive's annual bonus shall be up to a maximum of Cdn$72,875.00 and shall be payable based upon achievement of specified BackWeb Canada and individual objectives, which objectives shall be determined by agreement between BackWeb Canada and the Executive, each acting reasonably.

            (c) Options. As of the Closing, the Executive shall be granted an option ("Option") to purchase an aggregate of up to ______________ BackWeb Parent Ordinary Shares at an exercise price of US$0.50 per share. The Option shall be granted to the Executive pursuant to and in accordance with Back Web Parent's standard terms and conditions, including vesting over four (4) years (commencing, in the case if the Executive, on July 1, 1996) and such other terms and conditions as set forth in Back Web Parent's standard option agreement.

            (d) Executive Benefits. The Executive shall be eligible to participate in (i) the employee benefit plans and arrangements which are available or which become available, in the discretion of BackWeb Canada's Board, to other executives and employees of BackWeb Canada and (ii) the employee benefit plans and arrangements of BackWeb Parent which are available or which become available, in the discretion of BackWeb Parent's Board, to the executives and employees of the subsidiaries of BackWeb Parent; subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program. BackWeb Parent shall use commercially reasonable efforts to ensure that Executive's benefits package as a whole is comparable to the benefits package of other executive officers of BackWeb Parent.

            (e) Vacation. The Executive shall be entitled to three (3) weeks of vacation per year in accordance with the normal vacation policies of BackWeb Canada.

         3. Severance Payments.

            (a) Termination Without Cause. If the Executive's employment terminates as a result of a termination for any reason other than Cause (as defined below) or death or disability ("Termination Without Cause"), BackWeb Canada shall be obligated to pay (i) Base Compensation to the Executive as of the date of such Termination Without Cause, in an amount equal to three (3) months of Base Compensation, (ii) a pro-rated amount in respect of his entitlement to a bonus payment, based on the portion of the relevant bonus period during which Executive shall be employed and (iii) any accrued and unused vacation pay to the date of termination of employment, in lieu of any payments that would be payable to the Executive under applicable Ontario statutory or common law. The Executive agrees that as a condition to such payments he will sign a Release of Claims in the form attached as Exhibit A hereto upon receipt of all amounts contemplated by Section 4 thereof. It is understood by the parties hereto that a "Termination Without Cause" shall include a material change or diminution in the Executive's responsibilities at BackWeb Canada or as a senior executive officer of BackWeb Parent, which change or diminution results in the Executive's resignation.

            (b) Voluntary Resignation; Termination for Cause. If the Executive's employment terminates by reason of the Executive's voluntary resignation, or if the Executive is terminated for Cause, the Executive shall not be entitled to receive (i) any distributions of the Escrow Fund to which Executive would otherwise be entitled pursuant to Section 7.2(b) of the Acquisition Agreement or
(ii) severance or other benefits, except any accrued and unused vacation pay and for those (if any) as may then be established under BackWeb Canada's then-existing severance and benefits pursuant to this Agreement.

            (c) Death or Disability. If the Executive's employment terminates as a result of his death or disability, no compensation or payments will be made to the Executive other than any accrued and unused vacation pay and those to which he is entitled under BackWeb Canada's existing benefit plans and policies in place at the time of such termination.

         4. Definitions. As used herein, the term "Cause" means the Executive's termination only upon:

            (a) The Executive has engaged in wilful and material misconduct, including, without limitation, wilful and material failure to perform his duties as an officer or employee of BackWeb Canada or a material breach of this Agreement and has failed to "cure" such default within thirty (30) days after receipt of written notice of default from BackWeb Canada;

            (b) The commission of an act of fraud or embezzlement which results in loss, damage or injury to BackWeb Canada or any of its affiliates or subsidiaries, including without limitation BackWeb Parent or any of its Affiliates, whether directly or indirectly;

            (c) The Executive's use of narcotics, liquor or illicit drugs has had a detrimental effect on the performance of his employment responsibilities, as determined by BackWeb Canada's Board of Directors;

            (d) The arrest, indictment or filing of charges relating to an indictable or summary offence, either in connection with the performance of the Executive's obligations to BackWeb Canada or which shall adversely affect the Executive's ability to perform such obligations;

            (e) Gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of this Agreement or any other agreement in favor of BackWeb Canada or any of its Affiliates;

            (f) The commission of an act which constitutes unfair competition with BackWeb Canada or any of its Affiliates, or which induces any customer of BackWeb Canada or any of its Affiliates to break a contract with BackWeb Canada or its Affiliates, as applicable.

         5. Confidential Information.

            (a) BackWeb Canada Information. The Executive agrees at all times during the term of the Executive's employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of BackWeb Canada or its Affiliates, or to disclose to any person, firm or corporation without written authorization of the Board or of a senior officer of BackWeb Parent any Confidential Information of BackWeb Canada or any of its Affiliates. The Executive understands that "Confidential Information" means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of BackWeb Canada or any of its Affiliates) on whom the Executive called or with whom the Executive became acquainted during the term of the Executive's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information of BackWeb Canada or any of its Affiliates disclosed to the Executive by BackWeb Canada or any of its Affiliates either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. The Executive further understands that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved.

            (b) Third Party Information. The Executive recognizes that BackWeb Canada (or its Affiliates) has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on BackWeb Canada's (or its Affiliates) part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Executive's work for BackWeb Canada (or its Affiliates) consistent with BackWeb Canada's (or its Affiliates) agreement with such third party.

         6. Invention Assignment Agreement. The Executive shall duly execute and deliver BackWeb Canada's standard Invention Assignment Agreement and shall abide by all of its terms and conditions.

         7. Noncompetition and Nonsolicitation. For two years following the Closing, or two years from the termination of the Executive's employment by (i) voluntary resignation, (ii) because of termination for Cause, or (iii) because of termination without cause, provided that in such case reasonable severance be paid to the Executive pursuant to Section 3 hereof, whichever is longer, the Executive will not individually or as an employee, partner, officer, director or stockholder (other than as the stockholder of a publicly traded company in which he shall own less than an aggregate of three percent (3%) of such public company's outstanding stock) or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than BackWeb Canada or any of its Affiliates:

            (a) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of any business engaged, in the geographical areas referred to in Section 8 below, in the design, research, development, marketing, sale, or licensing of any product that is competitive with any product created, distributed or known by the Executive to be under development by BackWeb Canada or any of its Affiliates at the time of, or during the period of Executive's employment with BackWeb Canada within the three (3) years prior to, the Executive's termination of employment with BackWeb Canada;

            (b) Own, manage, operate, sell, control or participate in the ownership, operation, sales or control of any business engaged, in the geographical areas referred to in Section 8 below, in the design, research, development, marketing, sale, or licensing of any product that is competitive with the products of BackWeb Canada or any of its Affiliates;

            (c) Directly or indirectly develop any product that is competitive with any other products the creation or development of which he participated in during the Executive's employment with Lanacom or BackWeb Canada; or

            (d) Directly or indirectly induce, encourage, solicit, recruit, take away, attempt to hire, attempt to induce, solicit, assist others in recruiting or hiring, refer to others concerning employment, in or with respect to the geographical areas referred to in Section 8 below, any person who is an employee of BackWeb Canada or any of its Affiliates, or otherwise cause to induce any such employee, to terminate his or her employment with BackWeb Canada or such Affiliate, as applicable.

         Provided, however, that nothing is this Section 7 shall restrict the Executive from employment with any employer (including participation in such employer's employee stock option plans) having products which are competitive with those of BackWeb Canada or its Affiliates where such employment does not involve any participation by the Executive in the design, research development, marketing, sale or licensing of any such competitive products or the hiring of any employees for activities related to the foregoing.

         8. Geographic Area.

            (a) The geographical areas in which the restrictions provided for in this Agreement apply include all provinces, cities and other localities of Canada and all states, cities, counties and other localities of the United States, and all other countries and localities, in which BackWeb Canada or any of its Affiliates has engaged in licensing or sales or otherwise conducted business or selling or licensing efforts at any time prior to the Closing hereof or during the term of this Agreement. The agreement not to compete in each such geographic subdivision is a separate and severable agreement from all such other agreements. The Executive acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section 8 applies are fair and reasonable and are reasonably required for the protection of BackWeb Canada and its Affiliates and that this Agreement accurately describes the business to which the restrictions are intended to apply.

         9. Injunctions. The Executive acknowledges that any breach of the covenants of this

Agreement will result in immediate and irreparable injury to BackWeb Canada and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of BackWeb Canada as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies will be in addition to all other legal remedies to which BackWeb Canada may be entitled hereunder, including, without limitation, monetary damages.

         10. Prior Agreements. The Executive represents that the Executive has not entered into any agreements, understandings, or arrangements with any person or entity which would be breached by the Executive as a result of, or that would in any way preclude or prohibit the Executive from entering into this Agreement with BackWeb Canada or performing any of the duties and responsibilities provided for in this Agreement. The Executive acknowledges that he will resign as an employee of Lanacom immediately prior to the Closing and shall release Lanacom from any and all liabilities pertaining to his employment by Lanacom.

         11. Conflicting Employment. The Executive agrees that, during the term of the Executive's employment with BackWeb Canada, the Executive shall not accept any other employment whatsoever. The Executive will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which BackWeb Canada or any of its Affiliates is now involved or becomes involved during the term of the Executive's employment, nor will the Executive engage in any other activities that conflict with the Executive's obligations to BackWeb Canada.

         12. Returning BackWeb Canada Documents. The Executive agrees that, at the time of leaving the employ of BackWeb Canada, the Executive will deliver to BackWeb Canada (and will not keep in the Executive's possession, recreate or deliver to anyone else), whether in hard copy or soft copy, any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by the Executive pursuant to the Executive's employment with BackWeb Canada or otherwise belonging to BackWeb Canada.

         13. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) fifteen (15) days after deposit with the applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) five (5) business days after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by fifteen (15) days' advance written notice to the other party pursuant to the provisions above):

         If to the Executive, at the address set forth below the Executive's signature at the end hereof.

                  If to BackWeb Canada:

                  BackWeb Canada Inc.
                  c/o BackWeb Technologies Inc.
                  2077 Gateway Place, Suite 500
                  San Jose, CA 95110
                  Attn:  Carolyn Aver

                  With copies to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Attention: Howard S. Zeprun, Esq.

                  and

                  Naschitz, Brandes & Co.
                  "Beit Tzarfat", 5 Tuval Street
                  Tel-Aviv, Israel
                  Attn: Gil Brandes, Esq.

or to such other address as any party hereto may designate by notice given as herein provided.

         14. Amendments. This Employment Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto.

         15. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. If for any reason a court of competent jurisdiction or binding arbitration proceedings finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree that the court or arbitrator shall replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

         16. Successors.

            (a) BackWeb Canada's Successors. This Agreement shall enure to the benefit of BackWeb Canada and their respective successors and any successor (whether direct or indirect and whether by purchase, lease, merger, amalgamation, consolidation, liquidation or otherwise) to all or substantially all of BackWeb Canada's business and/or assets shall, pursuant to an Assumption Agreement duly executed and delivered by such successor to BackWeb Canada (the "Assumption Agreement"), assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as BackWeb Canada would be required to perform such obligations in the absence of a succession whereupon BackWeb Canada shall be released from its obligations thereunder. For all purposes under this Agreement, the term "BackWeb Canada" shall include any successor to BackWeb Canada's business and/or assets which executes and delivers the Assumption Agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

            (b) Executive's Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

         17. Entire Agreement. This Agreement shall supersede and replace all prior agreements or understandings relating to the subject matter hereof (including, without limitation, and employment agreements or understandings with Lanacom), and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the relevant matter hereof.

         18. Amalgamation. This Agreement shall remain in effect from the Closing throughout the specified term unless the Amalgamation contemplated by the Acquisition Agreement is not consummated and the Acquisition Agreement is terminated pursuant to Article IX thereof. In the event of such a termination, the Executive's obligations hereunder shall terminate effective as of the termination of the Acquisition Agreement.

         19. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario (without regard to conflict of law provisions thereof). The parties expressly stipulate that any litigation under this Agreement shall be brought in the Ontario courts. The parties agree to submit to the jurisdiction and venue of such courts.

         20. Counterparts. This Agreement may be executed in several counterparts (including by means of a telecopier), each of which shall be an original, but all of which together shall constitute one and the same agreement.

         21. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         22. Definitions. All capitalized terms used herein shall have the meaning defined in the Acquisition Agreement, unless otherwise defined herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment and Noncompetition Agreement as of the date first written above.


                                     BACKWEB CANADA INC.


                                     By:
                                         Name:
                                         Title:


                                    EXECUTIVE


                                    Anthony Davis

                                    (Print Address)

                                    (Print Telephone Number)



The Undersigned Parent of BackWeb Canada hereby guarantees such corporation's obligations hereunder


BACKWEB TECHNOLOGIES LTD.


By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------